As filed with the Securities and Exchange Commission on March 16, 1998
                                                      Registration No. 333-38543
===================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                  AMENDMENT #2
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------
                           ASPAC COMMUNICATIONS, INC.
                        ---------------------------------
             (Exact Name of registrant as specified in its charter)

Delaware                 4812                         95-4652797

(State or other      (Primary Standard                (I.R.S. Employer
jurisdiction of       Industrial                    Identification
incorporation or       Classification                    Number)
organization)              Code Number)

                       2049 Century Park East, Suite 1200
                          Los Angeles, California 90067
                                  310/712-3288
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                           Marc F. Mayeres, President
                       2049 Century Park East, Suite 1200
                          Los Angeles, California 90067
                                  310/712-3288
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

             Copies to:   Cassidy & Associates, 1504 R Street, N.W.
                      Washington, D.C. 20009, 202/387-5400

       Approximate date of commencement of proposed sale to the public:
      As soon as practicable after the effective date of this Registration Statement.
            If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / X /

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same
         offering.   /  /

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. / /

         If delivery of the prospectus is expected to be made pursuant to
         Rule 434, please check the following box.  /   /



                         CALCULATION OF REGISTRATION FEE

                                       Proposed       Proposed
                                       Maximum        Maximum        Amount
Title of Each           Amount         Offering       Aggregate      of
Class of Securities     to be          Price          Offering       Registra-
to be Registered        Registered     Per Share      Price          tion Fee

Shares of Common
Stock, $.0001 par
value                   900,000         $10.00         $9,000,000     $2,700

Shares of Common
Stock by Selling
Securityholder          901,000 (1)     N.A.            N.A.           N.A.

Total                                                   $9,000,000     $2,700(2)

(1) There is no current market for the shares and the dollar amount of the shares to be registered is de minimis based upon the estimated per share book value ($.0001).
(2)      Previously paid by electronic transfer.




THE REGISTRANT HEREBY AMENDS THIS REGISTRATION
STATEMENT ON SUCH DATE OR DATES AS MAY BE
NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE
REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH
SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT
SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE
WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS
AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL
BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION,
ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


                      [Legend for Red Herring Prospectuses]




The information contained herein is subject to completion or amendment.
A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

PROSPECTUS

                           ASPAC COMMUNICATIONS, INC.

                900,000 Shares of Common Stock at $10 per Share;
        901,000 Shares of Common Stock to be Sold by the Holders Thereof


         This Prospectus is being furnished by Aspac Communications, Inc., a development stage Delaware corporation, (the "Company") for the offer and sale of 900,000 shares of Common Stock of the Company, $.0001 par value per share (the "Company Shares") at $10 per Company Share. SEE "PROSPECTUS SUMMARY." The Company is offering a minimum of
300,000 Company Shares (the "Minimum Offering") and a maximum of
900,000 Company Shares (the "Maximum Offering").  All funds received by the Company with respect to the sale of the first 300,000 Company
Shares will be deposited in a special escrow account to be established by the Company at Wells Fargo Bank, N.A. If 300,000 Company Shares are
not sold within one hundred eighty days (180) following the effective date of the registration statement of which this Prospectus is a part (the "Effective Date"), the Offering will automatically terminate and all funds received from the sale of the Company Shares will be returned to the purchasers thereof with interest thereon. Once funds from the sale of 900,000 Company Shares have been received, the Company will not accept any further purchasers and any funds tendered therefor will be returned. There can be no assurance that the Minimum Offering will be
sold.  SEE "RISK FACTORS--If Minimum Offering Is Not Sold".   The
Company Shares are being offered for sale by the officers and directors of the Company, including Mr. Marc F. Mayeres, President, Ms. Ming
Zhang, Secretary and Mr. Liancheng Ji, director, who will not receive any remuneration for such sales. The officers and directors are relying on the provisions of Rule 3a4-1 of the Securities Exchange Act of 1934 (the "Exchange Act") in the sale by them of the sale of the Company Shares.
SEE "PLAN OF DISTRIBUTION".

         The Company is a recently operational development stage Delaware corporation, with limited operations and capital and no revenues. SEE "THE COMPANY." The Company intends to develop telecommunications in the Far East, including China, and the United States by the construction and development of telephone and communication systems, including Internet services, and, possibly, the acquisition of existing telecommunication systems and networks. SEE "BUSINESS".

         The offering price of the Company Shares was determined arbitrarily by the Company and is not necessarily related to asset or book value, net worth or any other established criteria of value. SEE "PLAN
OF DISTRIBUTION" for a discussion of the factors used to determine such offering price. There is no current public trading market for the Shares. SEE "RISK FACTORS--No Current Trading Market for the
Company's Securities."

         The registration statement of which this Prospectus is a part also relates to the sale of 901,000 shares of the Company's Common Stock (the "Selling Securityholders Shares") by the respective holders thereof (the "Selling Securityholders"). (The Selling Securityholders' Shares and the Company Shares are hereinafter referred to collectively as the "Shares").
The Selling Securityholders will receive the proceeds from the sale of the securities being offered by them. The Company will not receive any of the proceeds from such sales. The Selling Securityholders' Shares may be offered from time to time by the Selling Securityholders through ordinary brokerage transactions in the over-the-counter market, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices. The securities being offered by Selling Securityholders are expected to become tradeable on or about the date of this Prospectus. Sales of the securities being offered by Selling Securityholders, or even the potential of such sales, may likely have an adverse effect on the market prices of the Company Shares being offered by the Company. All costs incurred in the registration of the Company
Shares and the Selling Securityholders' Shares are being borne by the Company.

         The Selling Securityholders may be deemed to be "underwriters" as defined in the Securities Act of 1933, as amended (the "Securities Act").
If any broker-dealers are used by the Selling Securityholders, any commissions paid to broker-dealers and, if broker-dealers purchase any Selling Securityholders' Shares as principals, any profits received by such broker-dealers on the resales of the Selling Securityholders' Shares may be deemed to be underwriting discounts or commissions under the Securities
Act. In addition, any profits realized by the Selling Securityholders may be deemed to be underwriting commissions. Brokerage commissions, if any, attributable to the sale of the Selling Securityholders' Shares will be borne by the Selling Securityholders. The Company has agreed to indemnify the Selling Securityholders against certain liabilities, including liabilities under the Act.

         The Selling Securityholders' Shares offered by this Prospectus may be sold from time to time by the Selling Securityholders, or by transferees, commencing on the date of this Prospectus. No underwriting arrangements have been entered into by the Company or, to the Company's knowledge, the Selling Securityholders. The distribution of the Selling Securityholder's Shares by the Selling Securityholders may be effected in one or more privately-negotiated transaction or through sales to one or more dealers for resale of such Selling Securityholder's Shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Securityholders in connection with sales of the Selling Securityholders' Shares.

         Unless otherwise specifically provided, all currency amounts in this document are expressed in United States dollars and are preceded by "$".


         THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK.
SEE "RISK FACTORS" CONTAINED IN THIS PROSPECTUS
BEGINNING ON PAGE 6.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR
DISAPPROVED BY THE SECURITIES AND EXCHANGE
COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY
STATE SECURITIES COMMISSION PASSED UPON THE
ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL
OFFENSE.

         THE COMPANY WILL REGISTER OR QUALIFY THE
OFFERING IN THE STATES OF CALIFORNIA, NEW YORK,
WASHINGTON, FLORIDA, ILLINOIS, AND NEVADA ONLY.
PURCHASERS OF THE SHARES IN THE OFFERING MUST BE
RESIDENTS OF THOSE STATES.  SEE "RISK FACTORS--LIMITED
STATE OFFERING" AND "PLAN OF DISTRIBUTION"



                                         Underwriting        Proceeds
                                         Discounts           to Company
                        Price to         and Com-            or Other
                        Public           missions(1)         Persons (2)

Per Share               $10              -0-                 $20

Minimum Offering--      $3,000,000       -0-                 $3,000,000
300,000 Shares of
Common Stock

Maximum Offering--      $9,000,000       -0-                  $9,000,000
900,000 Shars of
Common Stock


(1) The officers and directors of the Company are offering the Company Shares for sale. The Company does not intend to use an underwriter. If, however, an underwriter were to be used, which is not currently anticipated, discounts or commissions would not exceed 10% of the offering price.
(2) Does not include an estimated $135,200 in expenses of issuance and distribution of this Offering which funds have been or will be borrowed by the Company from a shareholder. SEE "BUSINESS-- Shareholder Loan".


                The date of this Prospectus is March ____, 1998.

         CERTAIN SECURITIES DESCRIBED HEREIN ARE OFFERED
BY THE SELLING SECURITYHOLDERS SUBJECT TO PRIOR SALE,
WITHDRAWAL, CANCELLATION OR MODIFICATION OF THE
OFFERING, WITHOUT NOTICE.  IN ADDITION, THE RIGHT IS
RESERVED TO CANCEL ANY CONFIRMATION OF SALE EVEN IF
THE PURCHASE PRICE HAS BEEN PAID, IF IN THE OPINION OF
THE COMPANY OR ANY PARTICIPATING BROKER-DEALER,
COMPLETION OF SUCH SALE WOULD VIOLATE FEDERAL OR
STATE SECURITIES LAWS OR A RULE OR POLICY OF THE
NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC.

         FOLLOWING THE COMPLETION OF THIS OFFERING,
CERTAIN BROKER-DEALERS MAY BE THE PRINCIPAL MARKET
MAKERS FOR THE SECURITIES OFFERED HEREBY.  UNDER
THESE CIRCUMSTANCES, THE MARKET BID AND ASKED PRICES
FOR THE SECURITIES MAY BE SIGNIFICANTLY INFLUENCED BY
DECISIONS OF THE MARKET MAKERS TO BUY OR SELL THE
SECURITIES FOR THEIR OWN ACCOUNT.  NO ASSURANCE CAN
BE GIVEN THAT ANY MARKET MAKING ACTIVITIES OF THE
MARKET MAKERS, IF COMMENCED, WILL BE CONTINUED.

         FOR A PERIOD OF AT LEAST ONE YEAR FOLLOWING
CLOSING OF THIS OFFERING, THE COMPANY WILL BE
REQUIRED BY THE SECURITIES EXCHANGE ACT OF 1934 TO
FILE PERIODIC REPORTS AND OTHER INFORMATION WITH THE
SECURITIES AND EXCHANGE COMMISSION.  SUCH MATERIAL
MAY BE INSPECTED AT THE COMMISSION'S PRINCIPAL
OFFICES AT JUDICIARY PLAZA, 450 FIFTH STREET, N.W.
WASHINGTON, D.C. 20459 AND COPIES MAY BE OBTAINED ON
PAYMENT OF CERTAIN FEES PRESCRIBED BY THE
COMMISSION.  THE COMPANY WILL FURNISH TO HOLDERS OF
ITS COMMON STOCK ANNUAL REPORTS CONTAINING AUDITED
FINANCIAL STATEMENTS EXAMINED AND REPORTED UPON,
AND WITH AN OPINION EXPRESSED BY AN INDEPENDENT
CERTIFIED PUBLIC ACCOUNTANT. THE COMPANY MAY ISSUE
OTHER UNAUDITED INTERIM REPORTS TO ITS SHAREHOLDERS
AS IT DEEMS APPROPRIATE.

                               PROSPECTUS SUMMARY

         The following is a summary of certain information contained elsewhere in this Prospectus. Reference is made to, and this summary is qualified by, the more detailed information set forth in this Prospectus, which should be read in its entirety.

The Company             Aspac Communications, Inc. is a recently operational
                        development stage corporation incorporated in
                        Delaware on June 1, 1994.

The Offering            The Company currently has limited operations and
                        assets and no revenue. The Company intends to develop and/or construct telecommunication and
                        Internet networks and systems in the Far East including the People's Republic of China ("PRC" or "China"), and elsewhere, including the United
                        States.  SEE "BUSINESS--Business Plan." The
                        Company intends to build its own systems, purchase existing networks or systems, or enter into joint ventures with third parties for the development, construction or purchase of telecommunication systems or Internet networks. The Company intends to develop and manage such telecommunication and Internet systems. The Company may need to raise additional capital to construct such telecommunications systems or to acquire existing systems. SEE "RISK FACTORS--Need for
                        Additional Financing to Commence of Continue
                        Operations Even if Minimum Offering Sold".

Transfer Agent          The Company currently acts as its own transfer
                        agent.  SEE "DESCRIPTION OF SECURITIES --
                        Transfer Agent and Registrar."

Selling Securityholders
Securities              901,000 Shares of Common Stock registered hereby
                        and owned by Selling Securityholders to be offered for sale by such securityholders. SEE "SELLING
                        SECURITYHOLDERS."  The Selling
                        Securityholders' Shares constitute an aggregate of 25% of the issued and outstanding Common Stock of the Company as of the date hereof.

Limited State
Registration            The Company anticipates that a substantial portion of
                        Company Shares will be sold to investors located outside the United States. The Company will register or qualify the Shares only in the states of California, New York, Washington, Florida, Illinois, and Nevada. Offers and sales in the Offering can be made only to entities resident in those states. SEE
                        "RISK FACTORS--Limited State Offering" and
                        "Plan of Distribution".

Trading Market          The Company intends to apply initially for admission
                        to quotation of the Shares on the NASD OTC
                        Bulletin Board and to apply for listing on the Nasdaq
                        SmallCap Market at such time, if any, as it qualifies.
                        However, there can be no assurance that the Shares will be so listed. SEE "RISK FACTORS--No
                        Current Trading Market for the Company's
                        Securities" and "DESCRIPTION OF SECURITIES--
                        Admission to Quotation on Nasdaq SmallCap Market or NASD OTC Bulletin Board".

                             SELECTED FINANCIAL DATA

         The Company's fiscal year ends September 30. The following table sets forth selected financial information concerning the Company as of September 30, 1997:

         Balance Sheet Data:
                  Current assets              $30,200
                  Total assets                157,727
                  Current Liabilities         169,224
                  Stockholders' deficit       (11,497)


         The selected financial data above is a summary only and has been derived from and is qualified in its entirety by reference to the Company's financial statements and the report related thereto of Weinberg &
Company, Certified Public Accountants, included elsewhere in this Prospectus. SEE "EXPERTS" and "FINANCIAL STATEMENTS."


                                   THE COMPANY

         The Company was incorporated in the State of Delaware on June 1, 1994. The Company has limited operations and no revenue to date. The Company intends to engage in the development, construction and acquisition of telecommunication systems and Internet services. The
Company intends to offer to business and residential customers enhanced telecommunication services including, but not limited to, local, regional, and international telephone service, fixed (land) and cellular line systems, Internet access, and paging, mobile and facsimile transmission capability. The Company will concentrate its services in the Far East, including
China and, as opportunities arise, in the United States. The Offering herein is considered a "blind pool". SEE "BUSINESS".

EMPLOYEES

      The Company presently has two officers and one employee.  The
Company does not expect to hire any additional employees before the Effective Date of the registration statement of which this Prospectus forms a part.

OFFICES

         The Company is qualified to do business in California and the United States offices of the Company are located at 2049 Century Park East, Suite 1200, Los Angeles, California 90067. Its telephone number is 310/712-3288 and its fax number is 310/712-3286. On August 28, 1997, the Company entered into a 6-month lease agreement, followed by a month-to-month basis thereafter on the same terms, with Barrister Executive Suites, Inc. for such offices. The Company is provided with an office suite at a rent of $1,600 per month and is provided access to conference room facilities shared with other business tenants. The Company does not believe that it currently needs additional space. However, upon closing of the Offering and the addition of more employees, of which there can be no assurance, the Company will determine whether to remain in its current space or to move to larger office space.

SUBSIDIARY

         On October 10, 1997, the Company formed a wholly-owned subsidiary, Aspac Holdings, Inc., under the laws of the Cayman Islands. The Company may conduct some of its operations through this subsidiary including entering into certain contracts or other agreements with third parties.

                                           RISK FACTORS

THE SECURITIES OFFERED HEREBY ARE SPECULATIVE IN
NATURE AND INVOLVE A HIGH DEGREE OF RISK.  THE
SECURITIES OFFERED HEREBY SHOULD BE PURCHASED ONLY
BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE
INVESTMENT.  THEREFORE, EACH PROSPECTIVE INVESTOR
SHOULD, PRIOR TO PURCHASE, CONSIDER VERY CAREFULLY
THE FOLLOWING RISK FACTORS, AS WELL AS ALL OF THE
OTHER INFORMATION SET FORTH ELSEWHERE IN THIS
PROSPECTUS AND THE INFORMATION CONTAINED IN THE
FINANCIAL STATEMENTS, INCLUDING ALL NOTES THERETO.

RISKS RELATING TO OPERATING IN CHINA AND ELSEWHERE IN
THE FAR EAST

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

         The Company's sole director and its Selling Securityholders reside outside the United States. All of the assets of these persons are, and the Company anticipates that a substantial portion of the assets that may developed or acquired by the Company will be located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons, or to enforce against the Company's assets or against such persons judgments obtained in United States courts predicated upon the liability provisions, and most particularly the civil liability provisions, of the United States securities laws or state corporation or other law.

INVESTMENT IN FAR EAST GENERALLY

         The Company anticipates that it will initially focus its development efforts on telecommunication projects and opportunities located in China and the Far East. Because of government controls and lack of established information systems, information regarding projects in which the Company may participate located in China and the Far East will be difficult for United States investors to obtain and investors will be unable to track the progress of the Company. In addition, if the Company begins operations in China or the Far East it will be subject to the risks incident to the ownership and operation of businesses therein. These risks include, among others, the risks of internal political or civil unrest, war, or government restrictions. These risks are dynamic and difficult to quantify. The Company will be subject to the risks normally associated with changes in general national economic conditions or local market conditions, competition, patronage, changes in market rates, and the need to periodically upgrade and replace equipment to maintain desirability, and to pay the costs thereof. Although many of the governments of the countries of the Far East have liberalized policies on international trade, foreign ownership and development, investment, and currency repatriation, increasing both international trade and investment accordingly, such policies might change unexpectedly. The Company will be effected by the rules and regulations regarding foreign ownership of real and personal property, including telecommunication switching stations, land lines and other property. Such rules may change quickly and dramatically which may have an adverse impact on ownership and may result in a loss without recourse of property or assets of the Company. Hong Kong is in a period of transition from control over it by Great Britain to control by China. It is uncertain what changes may result from such transition in regard to business, foreign property ownership, restrictions on development, taxes or other factors.

INVESTMENT IN CHINA IN PARTICULAR

         Because the operations of the Company are expected to be based to a substantial extent in China, the Company will be subject to the rules and restrictions governing China's legal and economic system as well as general economic and political conditions in that country. These include the following:

         Political and Economic Matters. Under its current leadership, the government of the People's Republic of China ("PRC") has been pursuing economic reform policies, which include the encouragement of private economic activity and greater economic decentralization. There can be no assurance, however, that the Chinese government will continue to pursue such policies, or that such policies will be successful if pursued. Changes in policies made by the Chinese government may result in new laws, regulations, or the interpretation thereof, confiscatory taxation, restrictions on imports, currency devaluations or the expropriation of private enterprise which may, in turn, adversely affect the Company.
Furthermore, business operations in China can become subject to the risk of nationalization, which could result in the total loss of ownership and control of any assets or operations that may be developed by the Company in China. Also, economic development may be limited by the imposition of austerity measures intended to reduce inflation, the inadequate development of an infrastructure, and the potential unavailability of adequate power and water, transportation, communication networks, raw materials and parts.

         Legal System. The PRC's legal system is a civil law system based on written statutes. Unlike the common law system in the United States, decided legal cases in the PRC have little value as precedents. Furthermore, the PRC does not have a well-developed body of laws governing foreign enterprises. Definitive regulations and policies with respect to such matters as the permissible percentage of foreign investment and permissible rates of equity returns have not yet been published, statements regarding these evolving policies have been conflicting, and any such policies, as administered, are likely to be subject to broad interpretation and modification, perhaps on a case-by-case basis. As the legal system in the PRC develops with respect to such new forms of enterprise, foreign investors may be adversely affected by new laws, changes in existing laws (or interpretation thereof) and the preemption of provincial or local laws by national laws. The Company's operations in China, if any are developed of which there can be no assurance, will be subject to administrative review and approval by various national and local agencies of the PRC government. Management intends that the Company's operations will comply with applicable administrative requirements; however, there is no assurance that the Company will be able to timely obtain the necessary administrative approvals for any projects that the it determines to develop.

         Inflation/Economic Policies. In recent years, the Chinese economy has experienced periods of rapid growth and high rates of inflation, which have, from time to time, led to the adoption by the PRC government of various corrective measures designed to regulate growth and contain inflation. In 1995, China's overall inflation rate was estimated to be 14.8%, compared to 21.4% in 1994 and 13.2% in 1993. High inflation has in the past and may in the future cause the PRC government to impose controls on prices, or to take other action which could inhibit economic activity in China, which in turn could affect the Company's development or operations.

         Foreign Currency Exchange. The Renminbi ("Rmb"), the currency of China, is not a freely convertible currency. Both conversion of Rmb into foreign currencies and the remittance of Rmb abroad are subject to the PRC government approval. The Company intends to develop telecommunication systems in the Far East including China and anticipates that initially it may earn revenues, if any, and incur costs, in Rmb.

         Prior to January 1, 1994, Rmb earned within China were not freely convertible into foreign currencies except with government permission, at rates determined at swap centers, where the exchange rates often differed substantially from the official rates quoted by the People's Bank of China. On January 1, 1994, the People's Bank of China introduced a managed floating exchange rate system based on the market supply and demand and proposed to establish a unified foreign exchange inter-bank market among designated banks. In place of the official rate and the swap center rate, the People's Bank of China publishes a daily exchange rate for Rmb based on the previous day's dealings in the inter-bank market. It is expected that swap centers will be phased out. However, the unification of exchange rates does not imply full convertability of Rmb into United States Dollars or other foreign currencies. Payment for imported materials and remittance of earnings outside of China are subject to the availability of foreign currency which is dependent on the foreign currency denominated earnings of the entity or allocated to the Company by the government at official exchange rates.

         Approval for exchange at the exchange center is granted to enterprises in China for valid reasons such as purchases of imported goods and remittance of earnings. While conversion of Rmb into dollars or other foreign currencies can generally be effected at the exchange center, there is no guarantee that it can be effected at all times. There is still uncertainty as to how foreign enterprises will be treated under this new system or whether the system will be changed again in the future. In the event of shortages of foreign currency, the Company may be unable to convert sufficient Renminbi into foreign currency to enable it to comply with foreign currency payment obligations it may have.

         PRC Regulation of the Telecommunications Industry.  The
Ministry of Posts and Telecommunications (the "MPT") regulates the telecommunications industry in China. The MPT directly or indirectly regulates entry into the telecommunications industry, scope of permissible business, interconnection and transmission line arrangements, technology and equipment standards, and other aspects of the Chinese telecommunications industry. Such regulation may limit the Company's flexibility to respond to certain development opportunities. In addition, changes in the regulations or policies governing such regulatory framework could have an adverse effect on the Company. The Company may have to obtain certain licenses, if required, from the MPT in order to commence its proposed business. There is no assurance that it will be able to obtain such licenses, or if obtained, that they will not be untimely revoked or suspended. The rates that the Company will be permitted to charge for telecommunications services, if any are developed, are subject to regulation by the State Planning Commission, the MPT, and relevant Provincial Price Bureaus. Once authorized by such regulatory agencies, there can be no assurance that changes in the tariffs and rates would not have a material adverse effect on any Company business and results of operations, if any had been developed.

RISK FACTORS CONCERNING THE COMPANY

THE COMPANY IS A DEVELOPMENT STAGE COMPANY WITH
LIMITED OPERATING History

         The Company, organized on June 1, 1994, is a development stage company and has recently begun operations as of the date of this Prospectus. Without an operating history, there is only a limited basis upon which a potential investor may evaluate the Company's prospects for its ability to construct, develop and manage telecommunications systems and Internet networks. To date, the Company's efforts have been limited to organizational activities and the preparation of the registration statement of which this Prospectus is a part. The Company has limited resources and has had no revenues to date.

         The Company's proposed operations are subject to all of the risks inherent in the establishment of a new business enterprise, including the absence of an operating history. The likelihood of the success of the Company must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with a new business and the competitive environment in which the Company will operate. No assurance can be given that the operations of the Company will result in any revenues or that the Company will be profitable. SEE "BUSINESS."

SUCCESS OF PLAN OF OPERATIONS AND SHAREHOLDER
INFORMATION DEPENDENT ON MANAGEMENT

         The ability of the Company to successfully effect its business objectives and to develop, construct, manage and acquire telecommunication systems and Internet networks will be largely dependent upon the efforts of its Management including Mr. Marc F.
Mayeres, President of the Company and Liancheng Ji, a director of the Company. As the Company anticipates operations in China and elsewhere in the Far East, shareholders may have difficulty in obtaining information from sources other than the Company, including foreign local or national government agencies, about the Company's activities and development of its projects in China or such other countries in the Far East. Shareholders will be dependent upon Management for reports of the Company's development and activities and expenditure of proceeds.  The Company
has entered into an employment agreement with Mr. Mayeres.   SEE
"MANAGEMENT". The Company has not obtained any "key man" life insurance on the lives of any of its officers or the director. The loss of the services of the key executives or director could have a material adverse effect on the Company's ability to successfully achieve its business objectives. The officers of the Company will work full time on the development and operations of the Company. Mr. Liancheng Ji will devote such time as a director as reasonably necessary to assist the Company in developing its telecommunications systems and Internet network in China and elsewhere in the Far East.

CONTROL BY SELLING SECURITYHOLDERS

         Management does not currently own any securities of the Company and will not own any of the securities of the Company following the Offering. The current Selling Securityholders own 100% of the outstanding shares of the Company, of which 25% are being offered for sale by the holders thereof. SEE "DESCRIPTION OF SECURITIES".

LIMITED TELECOMMUNICATIONS INDUSTRY EXPERIENCE

         The Company's Management has limited experience in owning, constructing, developing or managing telecommunications and Internet systems although the sole director of the Company has both education and experience in such areas and has worked in the telecommunications field in the Far East for over 30 years. Although the Company plans to hire consultants, and professional operating technicians and specialists, there can be no assurance that these professionals will be available on terms acceptable to the Company. SEE "BUSINESS" and "MANAGEMENT."

         In order to supplement the business experience of Management, the Company may employ accountants, technical experts, appraisers, attorneys, or other consultants or advisors in China, the Far East or the United States. Furthermore, it is anticipated that such persons may be engaged by the Company on an independent basis without a continuing fiduciary or other obligation to the Company. As of the date of this Prospectus, the Company has not entered into any agreements or arrangements with any such technical support.

IF MINIMUM OFFERING IS NOT SOLD

         If the Minimum Offering (300,000 Company Shares) is not sold by the Company within 180 days of the Effective Date, all funds received by the Company will be returned to the investors thereof with interest at the same rate as paid by the escrow bank. Investors should be aware that investment funds will be held in an escrow account maintained by the Company and investors will not be entitled to a return of their investment during such 180 day period.

POSSIBLE NEED FOR ADDITIONAL FINANCING TO COMMENCE
OR CONTINUE OPERATIONS EVEN IF MINIMUM OFFERING
SOLD

         If the Minimum Offering is sold, the Company will receive
$3,000,000 gross proceeds and if the Maximum Offering is sold, the Company will receive $9,000,000 in gross proceeds. Although the Company can commence initial operations if the Minimum Offering is sold, the Company will be limited in implementing its business plan for the development, construction and management of telecommunication and Internet systems and for the acquisition of existing telecommunication systems and will likely need to obtain additional funds in order to develop such telecommunications or Internet systems. The Company may seek additional sources of capital, including an additional offering of its equity securities, an offering of debt securities or obtaining financing through a bank or other entity. The Company has not established a limit as to the amount of debt it may incur nor has it adopted a ratio of its equity to a debt allowance.

         If the Company needs to obtain additional financing, there is no assurance that financing will be available, from any source, or that it will be available on terms acceptable to the Company, or that any future offering of securities will be successful. The Company could suffer adverse consequences if it is unable to obtain additional capital when needed. SEE "BUSINESS" and "USE OF PROCEEDS".

         The pace of the Company's development of telecommunication and Internet systems and the possible acquisition of existing systems is directly related to the amount of capital available to the Company for such purposes. The greater the number of Company Shares that are sold, the greater the amount of proceeds available to the Company to enter into development or construction projects or to acquire existing telecommunication systems.

COMPETITION FROM OTHER MORE ESTABLISHED ENTITIES

         Even if the Maximum Offering is sold, the Company will be a small participant in the telecommunications industry and it will face competition from well financed entities already established and actively engaged in related or identical projects to those in which the Company plans to participate. Many of such entities have significantly greater financial resources, technical expertise and managerial capabilities than the Company and, consequently, the Company may be at a competitive disadvantage. SEE "BUSINESS--Competition."

PURCHASERS WILL EXPERIENCE IMMEDIATE AND
SUBSTANTIAL DILUTION IN VALUE OF SHARES

         Purchasers of the Company Shares offered herein will incur immediate and substantial dilution in the pro forma net tangible book value of their Common Stock. The unaudited estimated per share book value as of December 31, 1997, prior to the Offering, is $.0114. SEE
"DILUTION".

ISSUANCE OF FUTURE SHARES MAY DILUTE VALUE OF
SHARES HELD BY SHAREHOLDERS

         The Certificate of Incorporation of the Company authorizes the issuance of a maximum of 100,000,000 shares of Common Stock, $.0001 par value and 20,000,000 shares of non-designated preferred stock, $.0001 par value. As of the date hereof there are 3,604,000 shares of Common Stock outstanding and no shares of preferred stock outstanding. The future issuance of all or part of the remaining authorized Common Stock may result in dilution in the percentage of the Company's Common Stock held by the Company's then existing shareholders. Moreover, any Common Stock issued in the future may be valued on an arbitrary basis by the Company. The issuance of the Common Stock of the Company as part of the Company's participation in a project or acquisition or for the payment for services or as compensation, may have the effect of diluting the value of shares held by investors, and might have an adverse effect on any trading market, should a trading market develop for the Company's shares.

POTENTIAL ADVERSE EFFECTS OF AUTHORIZATION OF
PREFERRED STOCK

         The Company has 20,000,000 authorized shares of non-designated preferred stock of which none have been issued as of the date hereof. The Company may, without further action or vote by shareholders of the Company, designate and issue the shares of preferred stock. The terms of any series of preferred stock, which may include priority claims to assets and dividends and special voting rights, could adversely affect the rights of holders of the Common Stock and thereby reduce the value of the Common Stock. The designation and issuance of preferred stock favorable to current Management or current shareholders could make the possible takeover of the Company or the removal of Management of the Company more difficult and discourage hostile bids for control of the Company which bids might have provided shareholders with premiums for their shares.

NO INTENTION OF PAYING DIVIDENDS

         Should the proposed operations of the Company be profitable, it is likely that the Company would retain much or all of its earnings in order to finance future growth and expansion. The Company has not and does not presently intend to pay dividends and dividends are unlikely to be paid in the foreseeable future.

FACTORS BEYOND THE COMPANY'S CONTROL

         Numerous conditions beyond the Company's control may substantially affect its success. Such conditions include, but are not limited to, fluctuations in costs of goods and services including Internet access charges, line use charges by third-party carriers, availability of telecommunications equipment, import/export restrictions, weather conditions, equipment shortages, political unrest, as well as competition from other businesses.

RISK FACTORS CONCERNING THE OFFERING
NO CURRENT TRADING MARKET FOR THE COMPANY'S
SECURITIES

         There is currently no established public trading market for the Shares. No assurance can be given that an active trading market in the Company's securities will develop after completion of the Offering, or, if developed, that it will be sustained. No assurance can be given that the market price of the Company's securities will not fall below the initial public offering price. The Company intends to apply for admission to quotation of the Shares on the NASD OTC Bulletin Board and, if and when qualified, of which there can be no assurance, it intends to apply for admission to quotation on the Nasdaq SmallCap Market. SEE
"DESCRIPTION OF SECURITIES". The Company is a development stage company with limited operations and no revenues. There can be no assurance that such a listing can now be obtained or will be obtained once operations and revenues are established. There can be no assurance that a regular trading market for the Common Stock will develop or that, if developed, it will be sustained. Various factors, such as the Company's operating results, changes in laws, rules or regulations, general market fluctuations, changes in financial estimates by securities analysts and other factors may have a significant impact on the market price of the securities. The market price for the securities of public companies often experience wide fluctuations which are not necessarily related to the operating performance of such public companies such as high interest rates or impact of overseas markets.

REGISTRATION OR QUALIFICATION OF THE SECURITIES IN A
LIMITED NUMBER OF STATES

         The Company anticipates that a substantial portion of Company Shares will be sold to investors located outside the United States. The Company will register or qualify the offer and sale of the Shares in California, New York, Washington, Florida, Illinois, and Nevada. Purchasers of the Shares who are residents of the United States must be residents in one of these states. The Company will not accept purchases from residents not located in a state in which the Shares have been qualified or registered. The Offering may not achieve the Minimum Offering amount or the Maximum Offering amount due to this limited registration.

RESALES OF THE SHARES UNDER STATE SECURITIES LAWS--
THE NATIONAL SECURITIES MARKET IMPROVEMENT ACT OF
1996

         Currently, the Company intends to register the Offering only in California, New York, Washington, Florida, Illinois, and Nevada. The Company will not accept shareholders who are not resident of these states or such other state in which registration or qualification is not required.

         The National Securities Market Improvement Act of 1996
("NMSIA") limits the authority of states to impose restrictions upon sales of securities made pursuant to Sections 4(1) and 4(3) of the Securities Act of companies which file reports under Sections 13 or 15(d) of the Securities Exchange Act. Sales of the Shares in the secondary trading market will be made pursuant to Section 4(1) (sales other than by an issuer, underwriter or broker). It is anticipated that the Company Shares will be immediately eligible for resale in the secondary market.

ARBITRARY DETERMINATION OF OFFERING PRICE

         The initial public offering price of the Company Shares has been arbitrarily determined by the Company and does not necessarily bear any relationship to the Company's assets, net worth or other established criteria of value. SEE "PLAN OF DISTRIBUTION" for a discussion of the factors used to determine such offering price.

MANAGEMENT HAS DISCRETION IN APPLICATION OF
PROCEEDS

         Management of the Company has considerable discretion over the use and expenditure of the proceeds from the sale of the Company Shares offered herein. The Company intends to use the funds raised in this Offering and additional capital (if such can be obtained, of which there is no assurance) for the development of telecommunication and Internet networks, marketing, working capital, administrative and other matters.
SEE "USE OF PROCEEDS". To the extent that the Company finds changes are necessary or appropriate in order to address changed circumstances and/or opportunities, Management may find it necessary to adjust the use of the Company's capital, including the proceeds of this Offering. As a result of the foregoing, the success of the Company may be substantially dependent upon the discretion and judgment of the Management with respect to the application and allocation of the net proceeds hereof.

LIMITATION OF LIABILITY AND INDEMNIFICATION OF
OFFICERS AND DIRECTORS

         The Certificate of Incorporation and By-Laws of the Company provide that the Company shall indemnify its officers and directors against losses sustained or liabilities incurred which arise from any transaction in such officer's or director's respective managerial capacity unless such officer or director violates a duty of loyalty, did not act in good faith, engaged in intentional misconduct or knowingly violated the law, approved an improper dividend, or derived an improper benefit from a transaction.
The Company's Certificate of Incorporation and By-Laws also provide for the indemnification by it of its officers and directors against any losses or liabilities incurred as a result of the manner in which such officers and directors operate the Company's business or conduct its internal affairs, provided that in connection with these activities they act in good faith and in a manner which they reasonably believe to be in, or not opposed to, the best interests of the Company, and their conduct does not constitute gross negligence, misconduct or breach of fiduciary obligations. SEE "MANAGEMENT--Indemnification".

PENNY STOCK REGULATION

         Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges or quoted on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The Company's securities may be subject to "penny stock" rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse).

         Broker-dealer practices in connection with transaction in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation received by the broker-dealer and its salesperson in the transaction, and monthly account statement showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and the broker-dealer must receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If the Company's securities become subject to the penny stock rules, investors in this Offering may find it more difficult to sell their securities.

ADDITIONAL SHARES ENTERING PUBLIC MARKET WITHOUT
ADDITIONAL CAPITAL PURSUANT TO RULE 144

            No shares of stock of the Company were issued prior to September 26, 1997. All the issued and outstanding shares of the Company, to the extent not sold or transferred pursuant to this Offering, are "restricted securities" as such term is defined in Rule 144 ("Rule 144") promulgated under the Securities Act. In general, under Rule 144, if adequate public information is available with respect to a company, a person who has satisfied a one-year holding period as to his restricted securities or an affiliate who holds unrestricted securities may sell, within any three month period, a number of that company's shares that does not exceed the greater of one percent of the then outstanding shares of the class of securities being sold or the average weekly trading volume during the four calendar weeks prior to such sale. Sales of restricted securities by a person who is not an affiliate of the company (as defined in the Securities Act) and who has satisfied a two year holding period may be made without any volume limitation. Pursuant to such Rule 144, after expiration of the holding period certain shares of Common Stock now restricted for trading will become eligible for trading in the public market without any payment therefore or increase to the Company's capitalization. Possible or actual sales of the Company's outstanding Common Stock by all or some of the present stockholders may have an adverse effect on the market price of the Company's Shares should a public trading market develop.

SHARES ELIGIBLE FOR SALE PURSUANT TO RULE 415

         A Selling Securityholder may offer and sell the Selling Securityholder Shares at a price and time determined by the particular Selling Securityholder. The timing of such sales and the price at which the Selling Securityholder Shares are sold by the individual Selling Securityholder could have an adverse effect upon the public market for the Shares, should one develop.

CERTAIN TAX CONSIDERATIONS

         The Company will be subjected to taxes imposed on it in the jurisdiction in which it operates. Further, its income is subject to United States federal and state income taxes when distributed, deemed distributed or otherwise attributed to, the Company, which is a United States corporation. Complex tax rules apply for purposes of determining the calculation of those United States taxes, the availability of a credit for foreign taxes imposed and the timing of the imposition of United States tax. Normally all foreign income earned by a United States multinational corporation eventually will be subject to United States tax. In order to relieve double taxation, the United States federal tax law generally allows United States corporations a credit against their United States tax ability in the year the foreign earnings become subject to United States tax in the amount of the foreign taxes paid on those earnings. The credit is limited under complex limitation rules. Further, complex rules exist for allocating and apportioning interest, research and development expenses and certain other expense deductions between the United States and foreign sources.
These rules can prevent United States multinational companies from crediting all of the foreign taxes they pay against their United States taxes. To the extent such credits are not allowed, foreign source income bears a tax burden higher than the United States tax rate.

                                 USE OF PROCEEDS

         If the Maximum Offering is sold, the proceeds to the Company will be $9,000,000 and if the Minimum Offering is sold, the proceeds to the Company will be $3,000,000. There are no anticipated underwriting fees, discounts or commissions to be paid. The Company anticipates that it may utilize certain Company Shares for use in acquiring or leasing equipment or existing telecommunications systems. Such usage will benefit the Company by decreasing the amount of cash required to obtain such equipment or services, but the Company will not receive any proceeds usable for other matters directly from such use of its Company Shares.

         The following table sets forth the Company's anticipated use of proceeds from the Offering:

                                                MINIMUM         MAXIMUM
                                                OFFERING        OFFERING

         Total Proceeds                         $ 3,000,000     $ 9,000,000
         Offering Expenses (1)                      135,200         135,200
         Initial capitalization of
            one or more of potential
            projects(2)                           1,650,000       2,700,000
         Working capital including
          equipment, furnishings,
          salaries and rent                       1,214,800       3,164,800
         Capitalization of additional
            telecommunications projects            ---            3,000,000


(1)      The Company has obtained a loan from Finhorn Enterprises
         Limited, a shareholder and Selling Securityholder, for payment of some of these initial offering expenses. SEE "BUSINESS-- Shareholder Loan".
(2) SEE "BUSINESS--Current Operations". If none of the projects currently being initially discussed by the Company and generally described in "BUSINESS--Current Operations" is finalized, the Company anticipates locating another project or projects of similar estimated costs.

           The foregoing represents the Company's best estimate of the net proceeds of the Offering based on current planning and business conditions. The exact allocation of the proceeds for the purposes set forth above and the timing of the expenditures may vary significantly depending upon the exact amount of funds raised, the time and cost involved in locating existing telecommunication systems for purchase or obtaining necessary regulatory approvals for construction of new telecommunication systems, the status of competing entities, availability and delivery of supplies and equipment, and other factors.

         The Company believes that the proceeds from the Minimum
Offering will be sufficient to fund its operations for the next 12 months, although such development would be at a reduced pace than if the Maximum Offering proceeds were received. If an amount less than Maximum Offering is raised, the Company may be required to delay, scale back or eliminate parts of its development plan or obtain funds through additional financing, including loans or offerings of its securities. The Company has obtained a loan from a certain shareholder (see
"BUSINESS--Shareholder Loan"), and has no other agreements or understandings with respect to any future financing or loan agreements.


                                    DILUTION

         Purchasers of the Company Shares will experience immediate and substantial dilution in the value of their Shares after purchase. Dilution represents the difference between the initial public offering price per share paid by the purchasers in the Offering and the net tangible book value per share immediately after completion of the Offering. Net tangible book value per share represents the net tangible assets of the Company (total assets less total liabilities), divided by the number of shares of Common Stock outstanding upon closing of the Offering.

         As of December 31, 1997, the Company had a net tangible book value (on an unaudited basis) of $41,193 or $.0114 per share.

         If the Minimum Offering is sold, the net tangible book value of the Company would be $2,905,993 or $0.7444 per share. If the Maximum
Offering is sold, the net tangible book value of the Company would be $8,905,993 or $1.9774 per share. This represents a per share increase of $0.7330 if the Minimum Offering is sold and $1.9660 if the Maximum
Offering is sold. This represents an immediate dilution to investors in the Offering of $9.2556 per share if the Minimum Offering is sold and $8.0226 per share if the Maximum Offering is sold. The following table illustrates such effect:

                                                    Minimum         Maximum
                                                    Offering        Offering
Initial public price per Unit                       $ 10.00         $ 10.00
   Net tangible book value before Offering          $41,193         $41,193
   Increase per share attributable to
         new investors                              $0.7330         $1.9660
Pro forma net tangible book value
         per share after Offering                   $0.7440         $1.9774

Dilution per share to new investors                 $9.2556         $8.0226

      The following table sets forth, on a pro forma basis, the differences between existing shareholders and new investors in the Offering with respect to the number of shares of Common Stock purchased from the Company, the total consideration paid to the Company and the average price per share paid by existing shareholders and by new investors:

Minimum Offering:
                                              Percent
                                Percent       Of Total     Average
                                of            Consid-      Consid-
                                Outstanding   eration      eration   Price Per
                Number          Shares        Paid         Paid      Share

Existing
Shareholders    3,604,000       92%           $90,100      3%         $0.025
New Investors     300,000        8%           3,000,000    97%       $10.00

Total           3,904,000       100%          3,090,100    100%


Maximum Offering:
                                               Percent
                                 Percent       Of Total     Average
                                 of            Consid-      Consid-
                                 Outstanding   eration      eration   Price Per
                 Number          Shares        Paid         Paid      Share


Existing
Shareholders     3,604,000       80%           $90,100      1%        $0.025
New Investors      900,000       20%           9,000,000    99%       $10.00

Total            4,504,000       100%          9,090,100    100%


                                    BUSINESS

GENERAL

         The Company intends to engage in the development, acquisition and possible sale of telecommunications and Internet services to offer a broad range of local and regional, international, and enhanced telecommunication and Internet services including but not limited to cellular and fixed line telephone service to individuals, business and residential customers. The Company will concentrate its services in the Far East, including China, and in the United States. The Company may locate an existing telecommunications or Internet systems which it may acquire as part of the development of its operating network. The
Company intends to offer local and international calling services, as well as customized telecommunications and Internet services to its clients.

         Since inception, the principal activity of the Company has been directed to organizational efforts. As of the date hereof, the Company has hired a full-time President (see "MANAGEMENT") and has entered into preliminary discussions for participation in several telecommunication projects. The Company has not entered into any definitive agreements. Start-up costs incurred by the Company have been provided by the initial sale of certain securities of the Company and by loans from one of its current shareholders. No other initial financing has been obtained. There is no agreement or understanding pursuant to which the current shareholders will continue to make such loans or purchase stock.

         The Company anticipates that if the Minimum Offering is sold it will need to raise funds within the next 24 months to develop and/or construct or to participate in additional telecommunications projects and Internet systems. Even if the Maximum Offering is sold, the Company may determine to raise additional funds in order to develop a greater number of telecommunication systems. Management may use various methods to raise such funds including debt obligations such as loans from banks or other sources or debt securities and/or investors' equity. If financing is arranged, of which there can be no assurance, Management anticipates that repayment of debt and debenture obligations will be made from earnings from operations or sales of the telecommunications and Internet systems and/or equity interest in the Company. The Company has not established any ratio governing its equity to debt limits nor any limit upon the debt which may be incurred.

            On November 6, 1997, the Company entered into an employment agreement with Marc F. Mayeres to serve as President of the Company.
SEE "MANAGEMENT--Employment Agreements". The Company has entered into a loan agreement with a shareholder for payment of certain expenses. SEE "BUSINESS--Shareholder Loan". There is no agreement pursuant to which the current shareholders must make additional loans or purchase additional stock.

CURRENT OPERATIONS

         The Company has begun discussions regarding several opportunities for participation in developing certain telecommunication networks. These discussions are all in the preliminary stages and potential investors should be alerted that there is no assurance that the Company will finalize any of these discussions or that agreements will be reached or conducted on any of the terms outlined below.

         JOINT VENTURE WITH CHINA UNITED TELECOMMUNICATIONS CORPORATION ("China Unicom"). The Company is currently in discussion with China
United Telecommunications Corporation, Hebei Branch ("Hebei Unicom") located in Shijiazhuang, Hebei Province, China and its affiliates for possible participation in the construction and development of wire-line and wireless telephone networks in Hebei Province in China. Hebei Unicom is an authorized public telephone operator in China. Liancheng Ji, the director of the Company, was Vice President of Hebei Unicom until January, 1998 and is now Vice-President of China Unicom, Paging
Division. The Company and Hebei Unicom have executed a preliminary letter of intent to participate in a cooperative joint venture for the construction, development and servicing of a 200,000-subscriber wire-line telephone network. This project would constitute the first phase of a 2,000,000-subscriber wire-line telephone project in the Hebei Province. Pursuant to the letter of intent, the Company and Hebei Unicom agree to finalize the terms, participation arrangement, and capital contributions of each party as discussions progress. The letter of intent specifies that no agreement has been reached and that any such agreement would be subject to receipt of necessary company, governmental, regulatory and other approvals. The letter of intent is preliminary only and there is no assurance that any discussions will be continued or pursued. The letter of intent does not provide any guarantees or penalties if either party does not continue the discussions described therein.

         The possible telecommunication construction and development in the Hebei Province would be an expansion of the existing current wire-line and wireless telephone network. The current wire-line telephone penetration rate in Hebei Province is only 5.3 per 100 capita and the penetration rate for wireless telephone is 0.52 per 100. These penetration rates are below the international standards for developed and developing countries and the Company believes that there is a great demand for immediate increase in network capability and services.

         The Company anticipates that any joint venture agreed to with Hebei Unicom would continue for approximately 25 years, a customary duration. The Company anticipates that it may be responsible for constructing and developing the telephone expansion network and would also assisting in obtaining equipment, goods and materials not available in China; introducing and overseeing modern and efficient operating and management techniques; recruiting qualified foreign personnel and international consultants; and assisting in raising capital for the network construction. However, no agreement has been reached or finalized and there is no assurance that any agreement will be reached or that the if reached will be finalized or approved.

         INTERNET JOINT VENTURE. The Company is in preliminary discussions with a Chinese telecommunications partner for the possible development of a nationwide internet network in China. If the Company were to enter into such a joint venture, the Company would form a joint venture company in which the Company would anticipate holding at least a 49% interest. The joint venture company would intend to provide internet access service throughout China commencing its operations in the major metropolitan areas providing its clients with access to the World Wide Web, electronic mail transfer, individual web pages, research engines, news and updates, on-line shopping and other services as are customarily available by Internet Service Providers. The joint venture would continue for a period of 30 years and anticipates being able to admit up to 5,000,000 customers to the network in approximately 7 years.

         JOINT VENTURE WITH A CALIFORNIA TELECOMMUNICATIONS COMPANY. The Company is in preliminary discussions with a California-based telecommunications company for the possible cooperation in developing new telecommunication technologies and using such new technologies, as well as those previously developed by the California company, the construction and development of telecommunications networks in China and, possibly, elsewhere.

         The current telephone system in China (as well as many other countries in the Far East and Europe) are based on Synchronous Digital Hierarchy ("SDH") technologies while the majority of telephone systems in the United States, for instance, are based on Asynchronous Transfer Mode ("ATM") technologies. Many European countries have started to transfer to the ATM system. The Company would develop ATM access network technologies to enhance the compatibility and efficiency of the current SDH telephone networks and to use the new technologies in constructing and developing telephone and internet networks to ensure those networks would be compatible with international standards. SHAREHOLDER LOAN

         On October 2, 1997, Finhorn Enterprises Ltd, a shareholder of the Company, loaned the Company $60,000 repayable in 12 months at an annual interest rate of 5%. The loan is renewable upon the expiration of the one-year term for another year at a 7% annual interest rate. The
Company anticipates that it will repay the loan from revenues generated from operations or, if no revenues have been generated from operations at such time that the loan is payable, then the Company will use what proceeds from the Offering are available at such time to repay the loan.
On October 27, 1997, the Company borrowed an additional $100,000 from Finhorn Enterprises Ltd. on the same terms as the earlier loan.
Proceeds from both loans, aggregating $160,000, are for the payment of expenses of this Offering, including legal fees, and initial working capital. SEE "MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS".

BUSINESS PLAN

         The Company plans to seek opportunities for the development and construction of telecommunications and Internet networks either by itself or in cooperation with other entities. The Company intends to establish and develop, either through construction and development or through acquisition of existing systems, one or more telecommunications and/or Internet networks consisting of fixed and/or cellular line services to be selected in specific target areas in the Far East, including China, and, if the opportunity is available, in the United States.

         The Company intends to establish a network communication system for business and residential subscribers to provide intraconnection between cellular and fixed line services and to provide subscribers with capability to make domestic and international long distance calls. The Company plans to establish and offer nationwide an Internet access system in China and anticipates that its network systems will interconnect with the MPT Systems which will allow the Company's subscribers to communicate with fixed line and cellular users of other networks and to make and receive domestic and international long distance calls.

         The Company anticipates that it will commence operations by entering into joint venture relationships with other established telecommunication companies, either in the United States or elsewhere, for the initial development and construction of telecommunication and Internet networks or for the expansion and improvement of existing network. The Company anticipates that it will participate in a series of such joint ventures while, if funds are available therefor, initiating telecommunications projects in which it is the sole participant. The Company anticipates that as it participates in a growing number of such projects, it will be able to develop, in China initially, compatible telecommunications systems and Internet access to a wide variety of geographic locations.

         The Company anticipates that it will be able to work with the MPT and its agents to establish an interconnection arrangement to allow the Company to utilize the existing MPT network equipment and connections. Fees charged for such usage will be passed to the customer as part of the utilization tariff. The Company intends to utilize current computer systems to provide network operation management, customer service and marketing. The Company intends to construct its own transceiver station sites or to lease such sites from the MPT or third-party owners or acquire receiving stations already existing.

         The Company intends to focus on controlling costs and providing efficient operations through the use of advanced management information systems and by retaining and attracting qualified personnel. The Company intends to focus on marketing its telecommunications system in its selected target areas. The Company intends to offer subscribers certain value added services such as call forwarding, call waiting, conference calling, facsimile transmission services, and modem access to the Internet and World Wide Web. The Company will develop its value added services package as it identifies its target market and the demographics therein.

         The Company's principal business objective is to provide telecommunications systems, including cellular, fixed line and Internet services, to residential and businesses customers in countries in the Far East, including China, and in the United States. The Company intends to reach its objectives through the development of its telecommunication network and/or by the acquisition of existing telecommunication networks, or both.

TELECOMMUNICATIONS IN GENERAL

         The global market for telecommunications services is undergoing significant deregulation and reform. The Company believes that the industry is being shaped by the (i) deregulation and privatization of telecommunication markets worldwide; (ii) diversification of services through technological innovation; and (ii) globalization of major carriers. It is anticipated that the industry generally will experience considerable growth in terms of traffic volume and revenue and development of new markets. According to the International Telecommunication Union
("ITU"), a worldwide telecommunications organization under the auspices of the United Nations, the international telecommunications industry accounted for $52.8 billion in revenues and 60.3 billion minutes of use in 1995. The ITU projects that international telecommunications revenues will approach $76 billion by the year 2000 with the volume of traffic expanding to 107.0 billion minutes of use.

TELECOMMUNICATIONS INDUSTRY IN CHINA

         According to the PRC Ministry of Posts and Telecommunications
(the "MPT"), with a population of 1,198,000,000 in 1994 China had 27,300,000 fixed line telephone subscribers (2.17% penetration) and 1,570,000 cellular subscribers (.13% penetration). By 1996 with a population of 1,226,000,000 (2.28% growth) the telecommunications usage doubled to 54,950,000 fixed line telephone subscribers (4.49% penetration) and 6,950,000 cellular subscribers (.57% penetration). As the Chinese economy shifts from a centrally planned economy to a more market-oriented economy, the telecommunications industry has become one of the fastest developing industries in China. Although the Chinese telecommunications network has become one of the largest in the world in terms of number of subscribers, the penetration rates remain relatively low indicating significant potential for further rapid growth. The Company believes that the market will be driven by the demand for telecommunication services from the increase of world-competitive businesses and industries and from individual personal use.

THE MINISTRY OF POSTS AND TELECOMMUNICATIONS AND
GOVERNMENT REGULATION

         The PRC has developed its Ninth Five-Year Plan in which development of the telecommunications industry in China will continue to be a high priority for the government. The Five-Year Plan's goal is to double, by the year 2000, China's telecommunications capacity and business volume from that of 1995. The MPT System has primary responsibility for implementing the plan in regard to the telecommunications industry. The MPT System has historically regulated all public telecommunications services in China. The MPT directly or indirectly regulates entry into the telecommunications industry, scope of permissible business, interconnection and transmission line arrangements, technology and equipment standards, and other aspects of the Chinese telecommunications industry. The Company believes that such emphasis on growth of the telecommunications industry, coupled with Management's familiarity with working with the MPT, will facilitate the obtaining of support for development of the Company's operations from the MPT.

ACQUISITION OF EXISTING TELECOMMUNICATIONS SYSTEMS
AND PURCHASES OF EQUIPMENT

         In addition to constructing or developing its own telecommunications and Internet systems by itself or in joint venture with others, the Company may acquire existing telecommunications systems. It is possible that the consideration paid for the acquisition of existing telecommunications systems, if any such acquisitions are made of which there can be no assurance, and/or the purchase of telecommunications and Internet equipment, if any such purchases are made of which there can be no assurance, or the payment for services of technicians, professionals or employees, if any such services are used of which there can be no assurance, may consist in whole or in part of the Company's Common
Stock, although the Company may also use cash and/or debt. If the Company were to issue substantial additional securities for acquisitions, such issuance may dilute the value of Shares, and might have an adverse effect on any trading market that may develop in the Company's securities in the future. If the Company were to incur indebtedness that substantially changed the capital structure of the Company, the Company's shareholders would most likely be exposed to a greater risk of loss of their investment in the Company.

         Securities issued in any such transaction are likely to rely on exemptions from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of such a transaction, the Company may agree to register the securities either at the time the transaction is consummated or at specified times thereafter. The issuance of substantial additional securities and their potential sale into any trading market which may develop in the Common Stock may have a depressive effect on such market.

COMPUTER SYSTEMS REDESIGNED FOR YEAR 2000

         Many existing computer programs use only two digits to identify a year in such program's date field. These programs were designed and developed without consideration of the impact of the change in the century for which four digits will be required to accurately report the date. If not corrected, many computer applications could fail or create erroneous results by or following the year 2000. Many of the computer programs containing such date language problems have been corrected by the companies or governments operating such programs. In acquiring any existing telecommunication system or Internet network, the Company will consider the existence of a date language problem and the costs to correct such problem as one of the factors in determining whether such acquisition would be appropriate. Management does not know what steps, if any, have been taken by the governments in the countries in the Far East, particularly China, to correct or address such date language problem or if any such steps are required. The Company anticipates that it will be leasing some telecommunication equipment, including switching stations, landlines, etc., from the PRC and interconnecting with the telecommunications systems now operated by the PRC and that any failure of the PRC's computer systems or telecommunication delivery systems due to such computer date language problem could have a severe impact on any operations of the Company that have been developed.
BUSINESS ENVIRONMENT FOR OPERATIONS

         The Company believes that the Far East, including Hong Kong and China, has a vigorous economy. Foreign investment in the Far East has grown considerably in the last 10 years. China has allowed the establishment of foreign private enterprise and has encouraged development of China as a manufacturing and business center. However, China remains a Communist country with tight governmental controls. There can be no assurance of the government's continued encouragement or permission of private investment in China. Nor can there be any assurance as to continued ownership of businesses by foreign entities in China.

COMPETITION

     There are a great number of participants in the telecommunications and Internet services field. Some of the participants are large international corporations that have substantial resources and technical expertise while there are also many start-up companies. All these companies will compete with the Company for acquisition of existing telecommunications systems and for development of new markets. Although the market penetration of telecommunications services in China is small, the Company anticipates that many international and start-up firms will begin entering the Chinese telecommunications market. The Company will be a small participant. In view of the Company's limited financial resources and limited
Management experience, the Company may be at a competitive disadvantage compared to the Company's competitors. Management believes that the close familiarity of certain of its officers and directors with business and economic conditions in China and other areas in the Far
East and elsewhere, and knowledge of the Chinese language, as well as the familiarity of certain of its officers and directors with the United States, the English language and, generally, the American and international business communities, will be useful in meeting such competition.


                                  THE OFFERING

         The Company is offering 900,000 Company Shares for sale at a per Company Share price of $10. The Minimum Offering is 300,000
Company Shares and the Maximum Offering is 900,000 Company Shares.
The Company Shares are being offered for sale by the officers and director of the Company. The offering price of the Company Shares was determined arbitrarily by the Company and is not necessarily related to asset or book value, net worth or any other established criteria of value. There is no current public trading market for the Shares. SEE "PLAN OF DISTRIBUTION".

            The Selling Securityholders are offering 901,000 Selling Securityholder Shares for sale on a continuous or delayed basis pursuant to Rule 415 under the Securities Act. SEE "RISK FACTORS--Shares
Available for Sale Pursuant to Rule 415" and "RISK FACTORS--
Additional Shares Entering Public Market without Additional Capital Pursuant to Rule 144. The amount of discounts or commissions, if any, which may be paid by the Selling Securityholders on the sale of their securities registered herein is not now known.

         The Company is applying for admission to the NASD OTC Bulletin Board for the Shares; however, there can be no assurance that the Shares will be so listed. SEE "RISK FACTORS--No Current Trading Market for the Company's Securities" and "DESCRIPTION OF SECURITIES--
Admission to Quotation on the Nasdaq SmallCap Market or NASD OTC
Bulletin Board".


                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

PLAN OF OPERATIONS

         The Company is a development stage company, the objective of which is to develop telecommunication systems and Internet networks in the Far East, including China, and in the United States. To date, the Company's efforts have been limited to organizational activities, including developing a business plan, identifying and commencing discussions with potential joint venture participants for telecommunication projects and identifying and negotiating with qualified management necessary for the successful implementation of the Company's business plan.

LIQUIDITY

         The Company has generated no revenues to date and does not anticipate to being able to generate revenues in the near future until that time, if ever, that it has begun offering telecommunication and Internet services. The Company believes that the acquisition of existing systems will provide the Company with the quickest method to begin operations and, possibly, receipt of revenues.

         The Company has incurred a loss since inception, resulting in an unaudited net loss as of December 31, 1997, of $48,907. The Company anticipates that it will continue to incur losses for the foreseeable future until such time, if ever, that the Company is able to generate sufficient revenues to finance its operations.

         On October 2, 1997, Finhorn Enterprises Ltd, a shareholder of the Company, loaned the Company $60,000 repayable in 12 months at an annual interest rate of 5%. The loan is renewable upon the expiration of the 12-month term for another 12 months at a 7% annual interest rate.
The Company anticipates that it will repay the loan from revenues generated from operations or, if no revenues have been generated from operations at such time that the loan is payable, then the Company will use what proceeds from the Offering are available at such time to repay the loan. On October 27, 1997, the Company borrowed an additional
$100,000 from Finhorn Enterprises Ltd. on the same terms as the earlier loan. Proceeds from both loans, aggregating $160,000, are for the payment of expenses of this Offering, including legal fees, and initial working capital. There are no agreements or understandings for additional loans to be provided by Finhorn Enterprises Ltd., or any other shareholder or entity, to the Company.

CAPITAL RESOURCES

         Substantially all of the Company's expenditures subsequent to this offering will be attributable to the development or acquiring telecommunication networks. The Company may use the Company Shares registered herein to purchase existing telecommunications systems and equipment and other materials. The Company may also incur debt in the development of such telecommunication systems. The Company has made no commitments to date for any specific expenditure.


                                  MANAGEMENT

OFFICERS AND DIRECTORS

      The officers and directors of the Company are as follows:

         Name                              Title

         Marc F. Mayeres                   President

         Ming Zhang                        Secretary

         Liancheng Ji                      Director


         All directors of the Company hold office until the next annual meeting of shareholders or until their successors are elected and qualified. The By-laws permit the Board of Directors to fill any vacancy and such director may serve until the next annual meeting of shareholders or until a successor is elected and qualified. The Director does not receive any remuneration for his services as a director. The Director may be reimbursed by the Company for expenses incurred in attending meetings of the Board of Directors.

         The principal occupation and business experience for each officer and director of the Company for at least the last five years are as follows:

         Marc F. Mayeres, 56, has served as President of the Company since November, 1997. Since November 1, 1997, Mr. Mayeres has been the unpaid president of IDN Telecom, Inc., a privately-held California telecommunications research company. Mr. Mayeres serves primarily as a consultant to IDN Telecom usually at non-business hours and anticipates no reduction in the time spent on business of the Company. From 1996 to 1997, Mr. Mayeres was Vice President of Finance & Administration and
Chief Financial Officer of Thomsen Machinery, Inc., Gardena, California. Thomsen Machinery, Inc. is a subsidiary of Putzmeister Werk AG
Germany, an international supplier of industrial and commercial cement and concrete pumping equipment. From 1994-1995, Mr. Mayeres served as a business consultant, including developing accounting systems and preparing feasibility studies regarding certain proposed corporate activities. From 1992-1994, Mr. Mayeres was Vice President and Treasurer-
Worldwide of SPI Pharmaceuticals, Inc., Costa Mesa, California. SPI Pharmaceuticals has over 3200 employees worldwide with 7 subsidiaries.
Mr. Mayeres handled worldwide treasury functions including the global cash management, foreign exchange management, banking contracts and negotiations, fund sourcing, international refinancings, and repatriation of a $7.5 million dividend from Yugoslavia. From 1989 to 1991, Mr.
Mayeres was Director of International Finance for Whirlpool Corporation, Benton Harbor, Michigan. The Whirlpool Corporation has approximately
16,000 employees with 31 subsidiaries. From 1967 to 1989, Mr. Mayeres was employed by The Quaker Oats Company, Chicago, Illinois in several positions, culminating from 1983 to 1989 as Director of International
Finance. The Quaker Oats Company has approximately 9,000 employees with 28 subsidiaries. Mr. Mayeres received his Chartered Accountant degree from the Belgian College of Chartered Accountants in Antwerp, Belgium in 1967 and the equivalent of a Bachelors of Science Degree in Chemistry from the Catholic University of Louvain, Louvain, Belgium, in
1962.

         Ming Zhang, 26, serves as Secretary of the Company. Ms. Zhang, a resident of Los Angeles, was born in Hunan, China and is fluent in Chinese and English. Ms. Zhang is a Certified Public Accountant candidate and received her Bachelor of Science in Accounting from the University of Kentucky in December, 1994. From 1995-1997 was employed by America Catch, Inc., Los Angeles, California, a wholly-owned subsidiary of Beijing Catch Telecommunication Group, as the Assistant to the President. America Catch's primary business is to seek investment opportunities in the United States and to expand its Beijing business and operations in the United States.

         Liancheng Ji, 58, serves as a Director of the Company. Mr. Ji is a citizen of China and resides in Beijing, China. Since January, 1998, Mr.
Ji has been Vice President of China Unicom, Paging Division. China
Unicom is the second largest telecommunications provider in China.
From 1995 to 1998, Mr. Ji was the Senior Engineer and Vice President of Hebei United Telecommunications, Inc. ("Hebei Unicom"), Hebei
Province, China which specializes in telecommunication projects in Beijing and Hebei Province. Hebei Unicom is the Hebei branch of China
Unicom.  The Company has entered into a letter of intent with Hebei
Unicom regarding preliminary discussions for entering into a joint venture
for the development of a wire-line telephone network.   SEE "BUSINESS-
-Current Operations".  From 1994-1995 Mr. Ji was the president of
Beijing United Telecommunications, Inc., the Beijing branch of China
Unicom, specializing in telecommunication projects in Beijing. From 1990-1994, Mr. Ji was the Vice President of Beijing Catch
Telecommunication Group which is the third largest telecommunication service provider in China. From 1967 to 1989, Mr. Ji was the Senior Engineer and Senior Operating Officer of China Institute of Electronic System Engineering. Mr. Ji received his Bachelor of Science degree in Telecommunication Engineering from China Northwestern Electronic
Engineering University.

EXECUTIVE COMPENSATION

         Officers and directors receive compensation as determined by the Company from time to time by vote of the Board of Directors. Such compensation might be in the form of stock options. The Secretary of the Company receives a salary of $3,500 per month but has agreed to defer payment of such if requested by the Company in order to minimize cash requirements. The President of the Company received a signing bonus of $7,000 which was paid $5,000 in November, 1997 and $2,000 in January, 1998, in exchange for 90 days of consulting services. Beginning
February, 1998, the President will receive $7,000 per month but he has agreed to defer $3,500 per month until closing of the Offering. The following table sets forth the total compensation paid or accrued by the Company on behalf of the President of the Company during 1997. The
Company commenced paying salaries in September, 1997. The Company provides health insurance for its employees and officers. No officer of the Company receives a salary and/or bonus in excess of $100,000. SEE "MANAGEMENT--Employment Agreements".

SUMMARY COMPENSATION TABLE

                         ANNUAL COMPENSATION

                                           OTHER   LONG-TERM      ALL OTHER
PRINCIPAL POSITION   YEAR   SALARY  BONUS  AWARDS  COMPENSATION   COMPENSATION

Marc F. Mayeres(1)   1997   (1)     --     --      --             --
President


(1) Mr. Mayeres employment began on November 6, 1997 and he received a $7,000 signing bonus in exchange for 90 days of consulting services, paid $5,000 in 1997 and $2,000 in 1998. Commencing February, 1998, Mr. Mayeres receives $7,000 per month of which he has agreed to defer $3,500 per month until closing of the Offering.

EMPLOYMENT AGREEMENTS

         On November 6, 1997, the Company entered into an employment agreement with Mr. Marc F. Mayeres to serve as President of the Company. The terms of the agreement require the full-time services of Mr. Mayeres to the activities of the Company and provide for compensation at the rate of $7,000 per month, one-half of which is deferred until the closing of the Offering. The agreement provides for medical insurance and payment of expenses incurred on behalf of the Company. The agreement expires at the end of six months with the option that upon the agreement of both parties, a new agreement will be executed providing a salary of $100,000 annually.

PAYMENT OF FEES TO DIRECTORS, ADVISORS AND AFFILIATES

         Under certain circumstances, the Company may pay fees to individuals or entities who are directors, advisors or affiliates of the Company. In the event that an unsalaried affiliate arranged financing, or identified a subsequently acquired telecommunications system or available equipment or otherwise in an arms length transaction that ordinarily would generate a "finders" fee, such a fee, calculated in a reasonable and customary manner, might be paid. In general, an "affiliate", as defined under federal securities law, is any person directly or indirectly controlling, controlled by, or under common control with, such other person, including any officer, director, partner or employee of such other person. No such payments have been made or incurred to date by the Company to its director.

TIME DEVOTED TO COMPANY OPERATIONS

      The officers of the Company devote full working time to the affairs of the Company. Mr. Ji, the director of the Company, anticipates devoting substantial time to the affairs of the Company.

INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES
AND AGENTS

         The Certificate of Incorporation and By-laws of the Company provide that the Company shall, to the fullest extent permitted by applicable law, as amended from time to time, indemnify all directors of the Company, as well as any officers or employees of the Company to whom the Company has agreed to grant indemnification.

         Section 145 of the Delaware General Corporation Law ("DGCL") empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         The Delaware General Corporation Law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's by-laws, any agreement, vote of shareholders or otherwise.

         The effect of the foregoing is to require the Company to indemnify the officers and directors of the Company for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING
UNDER THE SECURITIES ACT OF 1933, AS AMENDED, MAY BE
PERMITTED TO DIRECTORS, OFFICERS OR PERSONS
CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING
PROVISIONS, IT IS THE OPINION OF THE SECURITIES AND
EXCHANGE COMMISSION THAT SUCH INDEMNIFICATION IS
AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS
THEREFORE UNENFORCEABLE.

REVERSE STOCK SPLIT
            On February 23, 1998, the Board of Directors approved and the shareholders consented to a one-for-twenty-five reverse stock split of the Company's issued and outstanding shares of Common Stock. All shares numbers herein reflect such reverse stock split unless otherwise noted.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

       The following table sets forth certain information as of the Effective Date of this Prospectus regarding the beneficial ownership of the Company's Common Stock by each officer and director of the Company and by each person who owns in excess of five percent of the Company's
Common Stock.

                                              Shares of              Percentage
Name, Position and Address                    Common Stock           of Shares
                                              Beneficially           of Class
                                              Owned                  Owned

Finhorn Enterprises Limited (1)                2,464,000             68.37%
c/o East Asia Corporate Services Limited
Columbus Centre Building
Wickhams Cay
PO Box 901
Road Town, Tortola, B.V.I.

Serenadia Investment Limited (1)               800,000               22.20%
c/o AMS Financial Services Limited
P.O. Box 116, Road Town, Tortola
British Virgin Islands

Marc F. Mayeres                                    -0-                   0%
30902 Clubhouse Drive, #44F
Laguna Niguel, California 92677

Ming Zhang                                         -0-                    0%
3701 Glendon Avenue
Los Angeles, California 90034

Liancheng Ji                                       -0-                    0%
Building #2
Shizipuo Dongli
Dongcheng District
Beijing, China

All Officers, Directors                            -0-                    0%
 and Shareholders as a Group
 (3 Persons)
_________________

(1)      A British Virgin Islands corporation.


                           SALES BY SELLING SECURITYHOLDERS

         The registration statement of which this Prospectus is a part also relates to the offer and sale of up to 901,000 Selling Securityholders' Shares being offered and sold by the Selling Securityholders. All of such securities will become tradeable on the Effective Date of this Prospectus.

         Sales of the securities being offered by Selling Securityholders, or even the potential of such sales, would likely have an adverse effect on the market price of the Company Shares being offered for sale by the Company. The freely tradeable Shares of the Common Stock (the "public float") upon effectiveness of the Registration Statement of which this Prospectus is a part and upon consummation of the transactions contemplated herein will be 1,201,000 shares of Common Stock if the Minimum Offering is reached (1,801,000 shares if the Maximum Offering is reached), of which 901,000 are to be sold by the Selling
Securityholders.


                             SELLING SECURITYHOLDERS

         The following table sets forth the beneficial ownership of the securities of the Company held by each person who is a Selling
Securityholder and by all Selling Securityholders as a group.

                                                 Percent of Common
                          Common Stock Owned     Stock Owned
Name and Address of       Prior to     After     Prior to   After Offering, if
                                                            Minimum    Maximum
                                                            Offering   Offering
Finhorn Enterprises
  Limited(3)              2,464,000    1,848,000   68.37%   47.33%     41.03%
c/o East Asia Corporate
  Services Limited
Columbus Centre Building
Wickhams Cay
PO Box 901
Road Town, Tortola, B.V.I.

Serenadia Investment
Limited(4)                  800,000     600,000     22.20%   15.36%    13.32%
c/o AMS Financial Services
  Limited
P.O. Box 116, Road Town,
Tortola
British Virgin Islands

Gain Best International
Limited(5)                  180,000     135,000     4.99%     3.47%     2.99%
1 Dakengyan, Haidian District
Beijing, China

Global Bridge Profits
Limited(6)                  160,000     120,000      4.44%    3.07%     2.66%
c/o Trident Trust Company Limited
P.O. Box 146, Road Town
Tortola, B.V.I
__________
(1) Based upon 3,604,000 shares of Common Stock outstanding prior to offering.
(2) Assumes sales if Minimum Offering resulting in a total of 3,904,000 shares outstanding and if Maximum Offering resulting in a total of 4,504,000 shares outstanding.
(3) The named Selling Securityholder is a British Virgin Island company engaged in investing in telecommunication networks and telecommunication-related companies and is offering 616,000
         Shares for sale herein. Mr. Ma, Guang-Ming is its beneficial owner and sole director.
(4) The named Selling Securityholder is a British Virgin Island company engaged in researching and developing telecommunication equipment and investing in telecommunication networks and is offering 200,000 Shares of sale herein. Mr. Song, Yong-An is its beneficial owner and sole director.
(5) The named Selling Securityholder is a British Virgin Island company engaged in investing in researching and developing electronic equipment and financial investment and is offering
         45,000 Shares for sale herein. Mr. Chen, Yan is its beneficial owner and sole director.
(6) The named Selling Securityholder is a British Virgin Island company engaged in developing paging technologies and manufacturing pagers and investing in telecommunications networks and is offering 40,000 Shares for sale herein. Mr. He, Yi is its beneficial owner and sole director.

         None of the Selling Securityholders nor their beneficial owners have any relationship with each other or with officers or the director of the Company.

         The Shares owned by the Selling Securityholders are being registered pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission, which Rule pertains to delayed and continuous offerings and sales of securities. In regard to the Selling Securityholders' Shares offered under Rule 415, the Company has given certain undertakings in Part II of the Registration Statement of which this Prospectus is a part which, in general, commit the Company to keep this Prospectus current during any period in which offers or sales are made pursuant to Rule 415. The Company is bearing all expenses in connection with the registration of the Selling Securityholders' Shares offered by this Prospectus.

                            DESCRIPTION OF SECURITIES

AUTHORIZED CAPITAL

         The total number of authorized shares of stock of the Company is one hundred million (100,000,000) shares of Common Stock having a par value of $.0001 per share and twenty million (20,000,000) shares of non-designated preferred shares, $.0001 par value.

INCORPORATION

         The Company was incorporated in the state of Delaware on June 1, 1994 under the name TPG Management Corporation. The Company's Certificate of Incorporation, By-laws and corporate governance, including matters involving the issuance, redemption and conversion of securities, are subject to the provisions of the Delaware General Corporation Law, as amended and interpreted from time to time.

COMMON STOCK

         The Company's Certificate of Incorporation authorizes the issuance of 100,000,000 shares of Common Stock, $.0001 value per share, of which 3,604,000 shares were outstanding prior to the commencement of this Offering.

         Holders of shares of Common Stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of Common Stock do not have cumulative voting rights. Holders of Common Stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of Common Stock are, and the shares of Common Stock offered by the Company pursuant to this offering will be, when issued and delivered, fully paid and non-assessable.

         Holders of Common Stock have no preemptive rights to purchase the Company's Common Stock. There are no conversion or redemption rights or sinking fund provisions with respect to the Common Stock.

         All outstanding shares of Common Stock are validly issued, fully paid and nonassessable, and all Shares to be sold and issued as contemplated hereby will be fully paid and nonassessable when sold in accordance with the terms hereof and pursuant to a valid and current prospectus. The Board of Directors is authorized to issue additional shares, on such terms and conditions and for such consideration as the Board may deem appropriate without further stockholder action.

PREFERRED STOCK

         The Company's Certificate of Incorporation authorizes the issuance of 20,000,000 shares of Preferred Stock, $.0001 par value per share, of which no shares were issued prior to this Offering. The Board of Directors is authorized to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the shareholders. Any shares of Preferred Stock so issued would have priority over the Common Stock with respect to dividend or liquidation rights. Any future issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the shareholders and may adversely affect the voting and other rights of the holders of Common Stock. At present, the Company has no plans to issue any Preferred Stock nor adopt any series, preferences or other classification of Preferred Stock.

ADDITIONAL INFORMATION DESCRIBING STOCK

         The above descriptions concerning the Common and Preferred
Stock of the Company do not purport to be complete. Reference is made to the Company's Certificate of Incorporation and By-Laws which are included in the registration statement of which this Prospectus is a part and which are available for inspection at the Company's offices. Reference is also made to the applicable statutes of the State of Delaware for a more complete description concerning rights and liabilities of shareholders.

ADMISSION TO QUOTATION TO NASDAQ SMALLCAP MARKET
OR NASD OTC BULLETIN BOARD

         To qualify for admission to quotation on the Nasdaq SmallCap
Market, an equity security must, in relevant summary, (1) be registered under the Securities Exchange Act of 1934; (2) have at least three registered and active market makers, one of which may be a market maker entering a stabilizing bid; (3) for initial inclusion, be issued by a company with $4,000,000 in net tangible assets, or $50,000,0000 in market capitalization, or $750,000 in net income in two of the last three years (if operating history is less than one year then market capitalization must be at least $50,000,000); (4) have at a public float of at least 1,000,000 shares with a value of at least $5,000,000; (5) have minimum a bid price of $4.00 per share; and (6) have at least 300 beneficial shareholders.
            If a company's securities do not qualify for admission to quotation on the Nasdaq SmallCap Market they will trade over-the-counter until such future time, if any, at which the securities qualify for admission to quotation on the Nasdaq Stock Market and the Company then applies.

         The Company will apply for listing of the Shares on the NASD
OTC Bulletin Board if it does not meet the requirements for admission to quotation on the Nasdaq SmallCap Market. The over-the-counter market differs from national and regional stock exchanges in that it (1) is not cited in a single location but operates through communication of bids, offers and confirmations between broker-dealers and (2) securities admitted to quotation are offered by one or more broker-dealers rather than the "specialist" common to stock exchanges. To qualify for listing on the NASD OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor such a Company listing.

TRADING OF SHARES

         There are no outstanding options, warrants to purchase, or securities convertible into, the shares of the Company. The Company has not agreed with any shareholders, to register their shares for sale, other than for this registration. The Company does not have any other public offerings in process or proposed.

TRANSFER AGENT AND REGISTRAR

         The transfer agent for the Company's securities will be selected by the Company.

REPORTS TO SHAREHOLDERS

         The Company will furnish to holders of the Shares annual reports containing audited financial statements examined and reported upon, and with an opinion expressed by, an independent certified public accountant. The Company may issue other unaudited interim reports to its shareholders as it deems appropriate.


                              PLAN OF DISTRIBUTION

THE OFFERING

         The Company is offering 900,000 Company Shares at an offering price of $10 per Company Share. The Company may, without liability, accept or reject subscriptions, in whole or in part. The Company is offering a minimum of 300,000 Company Shares ($3,000,000) and a maximum of 900,000 Company Shares ($9,000,000). Once funds from the sale of 900,000 Company Shares have been received, the Company will not accept any further purchasers and any funds tendered therefor will be returned. There can be no assurance that the Maximum Offering will be sold or that the Minimum Offering will be sold.

MINIMUM OFFERING AND ESCROW ACCOUNT

         All funds received by the Company with respect to the sale of the first 300,000 Company Shares will be deposited in a special escrow account to be established by the Company at Wells Fargo Bank, N.A. If 300,000 Company Shares are not sold within one hundred eighty days
(180) following the effective date of the registration statement of which this Prospectus is a part, the Offering will automatically terminate and all funds received from the sale of the Company Shares will be returned to the purchasers thereof with interest, at the same rate as paid by the escrow bank. At the time that the 300,000 Company Shares have been sold (the Minimum Offering) prior to the 180-day period, the Company will release the funds from the escrow account for deposit into the working account of the Company. Although the Company will continue to sell the Offering to attempt to reach the Maximum Offering (900,000 Shares), such released funds will be used at that time by the Company as described herein. SEE "USE OF PROCEEDS".

ARBITRARY DETERMINATION OF OFFERING PRICE

         The offering price of the Company Shares has been determined arbitrarily by the Company. Among the factors considered were the Company's potential operations, current financial conditions and financial requirements of the Company, estimates of the business potential and prospects of the Company, the market demand for telecommunication and Internet services particularly in the Far East and China, the economics of the industry in general, the general condition of the equities market, and other factors.

LIMITED STATE REGISTRATION

         The Company anticipates that it will primarily sell the Company Shares outside the United States. The Company will qualify or register the sales of the Company Shares only in the states of New York, California, Washington, Florida, Illinois, and Nevada. The Company will not accept subscriptions from investors resident in other states. SEE "RISK FACTORS--Limited State Offering"

SALE OF THE COMPANY SHARES

         The Company anticipates that the majority of its Company Shares will be sold outside the United States. The Company Shares are being offered through the Company's officers and director and no sales commission will be paid to any officer or director of the Company but the Company will reimburse its officers and director for expenses incurred in connection with the offer and sale of the Company Shares. The officers and director of the Company are relying on Rule 3a4-1 of the Exchange
Act as a "safe harbor" from the registration as a broker-dealer in connection with the offer and sales of the Company Shares. In order to rely on such "safe harbor" provisions provided by Rule 3a4-1, an officer or director must (1) not be subject to a statutory disqualification; (2) not be compensated in connection with such selling participation by payment of commissions or other remuneration based either directly or indirectly on such transactions; and (3) not be an associated person with a broker or dealer; and (4) (i) restrict participation to transactions involving offers and sale of the securities, and (ii) perform substantial duties for the issuer after the close of the offering not connected with transactions in securities, and has not been associated with a broker or dealer for the preceding 12 months, and does not participate in selling an offering of securities for any issuer more than once every 12 months, and (iii) restrict participation to written communications or responses to inquiries of potential purchasers.
The officers and directors of the Company intend to comply with the guidelines enumerated in Rule 3a4-1.

COMPANY USE OF A BROKER-DEALER

         The Company may locate a broker-dealer who may offer and sell the Company Shares on terms acceptable to the Company. If the Company determines to use a broker-dealer, such broker-dealer must be a member in good standing of the National Association of Securities
Dealers, Inc. and registered, if required, to conduct sales in those states in which it would sell the Company Shares. The Company anticipates that it would not pay in excess of 10% as a sales commission for any sales of the Company Shares. If a broker-dealer were to sell the Company Shares, it is likely that such broker-dealer would be deemed to be an underwriter of the securities as defined in Section 2(11) of the Securities Act and the Company would be required to obtain a no-objection position from the National Association of Securities Dealers, Inc. regarding the underwriting and compensation terms entered into between the Company and such potential broker-dealer. In addition, the Company would be required to file a post-effective amendment to the registration statement of which this Prospectus is a part to disclose the name of such selling broker-dealer and the agreed underwriting and compensation terms.

SALE OF THE SELLING SECURITYHOLDER SHARES

         The Company will receive the proceeds from the sale of the Company Shares. The Company will not receive any proceeds from the sale of the Selling Securityholders' Shares by the Selling Securityholders pursuant to this Prospectus. The Selling Securityholders' Shares may be sold to purchasers from time to time directly by and subject to the discretion of the Selling Securityholders. In the event that the Selling Securityholders offer their securities for sale, the Selling Securityholders may from time to time offer for sale their Selling Securityholder Shares through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Securityholders and/or the purchasers of the Shares for whom they may act as agents. Any underwriters, dealers or agents who participate in the distribution of the Selling Securityholders' Shares may be deemed to be "underwriters" under the Securities Act and any discounts, commissions or concessions received by any such underwriters, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

         At the time a particular offer is made by or on the behalf of the Selling Securityholders, a Prospectus, including any necessary supplement thereto, will be distributed which will set forth the number of Shares being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for Shares purchased from the Selling Securityholders, any discounts, commissions and other items constituting compensation from the Selling Securityholders, any discounts, commissions or concessions allowed, reallowed or paid to dealers, and the proposed selling price to the public.

         Selling Securityholders' Shares may be sold from time to time in one or more transactions: (i) at an offering price that is fixed or that may vary from transaction to transaction depending upon the time of sale or (ii) at prices otherwise negotiated at the time of sale. Such prices will be determined by the Selling Securityholders or by agreement between the Selling Securityholders and any underwriters.

         Under applicable rules and regulations promulgated under the Exchange Act, any person engaged in a distribution of securities may not simultaneously bid for or purchase securities of the same class for a period of two business days prior to the commencement of such distribution. In addition and without limiting the foregoing, the Selling Securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, in connection with transactions in Shares during the effectiveness of the registration statement of which this Prospectus is a part.

         The Company will pay all of the expenses incident to the registration of the Shares (including registration pursuant to the securities laws of certain states) other than commissions, expenses, reimbursements and discounts of underwriters, dealers or agents, if any.

                                 LEGAL MATTERS

LEGAL PROCEEDINGS

         The Company is not a party to any litigation and Management has no knowledge of any threatened or pending litigation against the Company.

LEGAL OPINION

         Cassidy & Associates, Washington, D.C. has given its opinion as attorneys-at-law that the Shares, when sold pursuant to the terms hereof, will be fully paid and non-assessable.

                                     EXPERTS

         The financial statements in this Prospectus have been included in reliance upon the report of Weinberg & Company, P.A., Certified Public Accountants, and upon the authority of such firm as expert in accounting and auditing. The Company's fiscal year end is September 30.

                              AVAILABLE INFORMATION

         The Company has filed with the Securities and Exchange
Commission (the "Commission") a Registration Statement on Form S-1
(the "Registration Statement") under the Securities Act with respect to the securities offered hereby. This Prospectus does not contain all the information contained in the Registration Statement. For further information regarding the Company and the securities offered hereby, reference is made to the Registration Statement, including all exhibits and schedules thereto, which may be inspected without charge at the public reference facilities of the Commission's Washington, D.C. office, 450
Fifth Street, N.W., Washington, D.C. 20549. Each statement contained in this Prospectus with respect to a document filed as an exhibit to the Registration Statement is qualified by reference to the exhibit for its complete terms and conditions.

         The Company will be subject to the informational requirements of the Exchange Act and in accordance therewith will file reports and other information with the Commission. Reports, proxy statements and other information filed by the Company can be inspected and copied on the Commission's home page on the World Wide Web at http://www.sec.gov or at the public reference facilities of the Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the following Regional Offices: 7 World Trade Center, Suite 1300, New York, N.Y.
10048; and Citicorp Center, 500 West Madison Street, Suite 1400,
Chicago, Illinois. 60661-2511. Such material can also be inspected at the New York, Boston, Midwest, Pacific and Philadelphia Stock Exchanges. Copies can be obtained from the Commission by mail at prescribed rates. Request should be directed to the Commission's Public Reference Section, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

         The Company intends to furnish its stockholders with annual reports containing audited financial statements and such other reports as
may be required by law.


                        INDEX TO FINANCIAL STATEMENTS

                           ASPAC COMMUNICATIONS, INC.
                          (A Development Stage Company)



               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




                    ASPAC COMMUNICATIONS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                                     CONTENTS



  PAGE      1  -  ACCOUNTANTS' REVIEW REPORT

  PAGE      2  -  CONSOLIDATED BALANCE SHEET AS OF
                    DECEMBER 31, 1997

  PAGE      3  -  CONSOLIDATED STATEMENT OF CHANGES IN
                    STOCKHOLDERS' EQUITY FOR THE PERIOD FROM

                  SEPTEMBER 26, 1997 (INCEPTION) TO DECEMBER
                     31, 1997

  PAGE      4  -  CONSOLIDATED STATEMENTS OF OPERATIONS
                    FOR THE PERIODS FROM OCTOBER 1, 1997 TO
                    DECEMBER 31, 1997 AND FROM SEPTEMBER 26,
                    1997 (INCEPTION) TO
                    DECEMBER 31, 1997

  PAGE      5  -  CONSOLIDATED STATEMENT OF CASH FLOWS
                    FOR THE PERIODS FROM OCTOBER 1, 1997 TO
                    DECEMBER 31, 1997 AND FROM SEPTEMBER 26,
                    1997 (INCEPTION) TO DECEMBER 31, 1997

  PAGE  6 - 10 -  NOTES TO CONSOLIDATED FINANCIAL
                    STATEMENTS AS OF DECEMBER 31, 1997

                           ACCOUNTANTS' REVIEW REPORT





To the Board of Directors of:
 Aspac Communications, Inc.

We have reviewed the accompanying consolidated balance sheet of Aspac Communications, Inc. and Subsidiary (A Development Stage Company) as of December 31, 1997 and the related consolidated statements of operations, changes in stockholder's equity and cash flows for the periods from October 1, 1997 to December 31, 1997 and September 26, 1997 (Inception) to
December 31, 1997, in accordance with Statements on Standards for Accounting and Review Service issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of Aspac Communications, Inc. and Subsidiary.

A review consists principally of inquiries of company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express any such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.



                              WEINBERG & COMPANY, P.A.



Boca Raton, Florida
February 24, 1998

                    ASPAC COMMUNICATIONS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                           CONSOLIDATED BALANCE SHEET
                                 DECEMBER 31, 1997

                                     ASSETS

CURRENT ASSETS
 Cash                                         $ 91,107
 Capital stock subscription                     30,000
 Prepaid expenses                                2,110

   TOTAL CURRENT ASSETS                        123,217

PROPERTY AND EQUIPMENT
 Furniture and equipment                        11,603
 Less: accumulated depreciation                    603

   TOTAL PROPERTY AND EQUIPMENT                 11,000

OTHER ASSETS
 Organization costs                              2,700
 Deferred offering costs                       123,650
 Other assets                                    2,540

   TOTAL OTHER ASSETS                          128,890

TOTAL ASSETS                                  $263,107


                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
 Accrued expenses                             $  1,914
 Capital stock subscription payable             60,000
 Notes payable                                 160,000

   TOTAL CURRENT LIABILITIES                   221,914

STOCKHOLDERS' EQUITY
 Preferred stock, $0.0001 par value
  20,000,000 shares authorized
 Common stock, $0.0001 par value,
  100,000,000 shares authorized,
  3,604,000 shares issued and outstanding           361
 Additional paid-in capital                      89,739
 Accumulated deficit during
     development stage                          (48,907)

   TOTAL STOCKHOLDERS' EQUITY                    41,193

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY     $263,107


                 See accompanying notes to financial statements.

                    ASPAC COMMUNICATIONS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
             CONSOLIDATED STATEMENT CHANGES IN STOCKHOLDERS' EQUITY
                     FOR THE PERIOD FROM SEPTEMBER 26, 1997
                        (INCEPTION) TO DECEMBER 31, 1997


                                                   ACCUMULATED
                                                   DEFICIT
                                     ADDITIONAL    DURING
                           COMMON    PAID-IN       DEVELOPMENT
                           STOCK     CAPITAL       STAGE            TOTAL

Common stock issuance      $   1     $  199        $   -            $ 200

Net loss from September
 26, 1997 (Inception)
 to September 30, 1997         -          -        (11,697)         (11,697)

Balance at
 September 30, 1997            1         199       (11,697)         (11,497)

Common stock issuance        360      89,540         -               89,900

Net loss from
 October 1, 1997 to
 December 31, 1997            -            -       (37,210)         (37,210)

BALANCE AT
DECEMBER 31, 1997         $  361    $ 89,739      $ (48,907)       $ 41,193



                 See accompanying notes to financial statements.

                    ASPAC COMMUNICATIONS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF OPERATIONS
          FOR THE PERIODS FROM OCTOBER 1, 1997 TO DECEMBER 31, 1997 AND
               SEPTEMBER 26, 1997 (INCEPTION) TO DECEMBER 31, 1997


                                      Oct. 1, 1997       Sept. 26, 1997
                                            to          (Inception) to
                                      Dec. 31, 1997      Dec. 31, 1997

NET SALES                                $    -          $    -


OPERATING EXPENSE
 Salaries                                   21,800        26,860
 Rent                                        4,800         6,550
 Office supplies and expenses                2,099         4,163
 Payroll taxes                               1,670         2,275
 Telephone expenses                          1,069         2,269
 Parking fees                                1,100         1,100
 Insurance                                   1,032         1,032
 Other taxes                                   939         1,839
 Legal and professional fees                   640           640
 Depreciation                                  485           603
 Bank charges                                  195           195
 Other expenses                                160           160

   Total operating expenses                 35,989        47,686

OTHER INCOME (EXPENSE)
 Interest income                               432           432
 Interest expense                           (1,653)       (1,653)

   Total other income (expense)             (1,221)       (1,221)

NET LOSS DURING DEVELOPMENT STAGE        $ (37,210)     $(48,907)

NET LOSS PER COMMON SHARE                   (0.014)       (0.019)

WEIGHTED AVERAGE COMMON
 SHARES OUTSTANDING                      2,610,696     2,476,536




              See accompanying notes to financial statements.

                    ASPAC COMMUNICATIONS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
          FOR THE PERIODS FROM OCTOBER 1, 1997 TO DECEMBER 31, 1997 AND
               SEPTEMBER 26, 1997 (INCEPTION) TO DECEMBER 31, 1997

                                       Oct. 1, 1997      Sept. 26, 1997
                                           to           (Inception) to
                                       Dec. 31, 1997     Dec. 31, 1997

CASH FLOWS FROM OPERATING ACTIVITIES:
 Net (loss)                              $  (37,210)      $ (48,907)
 Adjustments to reconcile net loss
  to net cash used in
  operating activities:
  Depreciation                                  485             603
  Changes in assets and liabilities
   (Increase) decrease in:
    Prepaid expenses                         (2,110)         (2,110)
    Other assets                               (140)         (2,540)
   Increase (decrease) in:
    Accrued expenses                         (5,155)          1,914

   Net cash used in
    operating activities                    (44,130)        (51,040)

CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchase of property and equipment          (6,358)        (11,603)
 Deferred offering costs                     (3,650)         (3,650)
 Organizational costs                        (2,700)         (2,700)
 Payments under stock purchase
  subscription agreement                    (60,000)        (90,000)

   Net cash used in
    investing activities                    (72,708)       (107,953)

CASH FLOWS FROM FINANCING ACTIVITIES:
 Borrowings                                 130,000         160,000
 Proceeds from sale of common stock          89,900          90,100
 Repayment of advances                      (12,155)           -

   Net cash provided by
    financing activities                    207,745         250,100

INCREASE IN CASH AND CASH EQUIVALENTS        90,907          91,107

CASH AND CASH EQUIVALENTS -
 BEGINNING OF PERIOD                            200            -

CASH AND CASH EQUIVALENTS -
 END OF PERIOD                           $   91,107       $  91,107

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION - NONCASH
TRANSACTION:

The company incurred debt in the total amount of $150,000 under a stock subscription agreement. At December 31, 1997, the unpaid portion of this debt amounted to $60,000.



             See accompanying notes to financial statements.

                       ASPAC COMMUNICATIONS, INC. AND SUBSIDIARY
                               (A DEVELOPMENT STAGE COMPANY)
                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                AS OF DECEMBER 31, 1997

NOTE  1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    (A)           Business Activity

              Aspac Communications, Inc. (formerly known as TPG Management Corporation) was incorporated in the State of Delaware on June 1, 1994. On September 26, 1997 the Corporation's name was changed to Aspac Communications, Inc. (the Company). Prior to September 26, 1997, no stock had ever been issued in the Company.

             The Company is operating as a Development Stage Company and intends to develop and/or construct telecommunication and internet networks in the Far East including the People's Republic of China. The Company is also considering operating in other parts of the world, including the United States.

(B)           Principles of Consolidation

             The accompanying consolidated financial statements includes the accounts of Aspac Holdings, Inc., a wholly owned subsidiary of the Company incorporated on October 10, 1997 under the laws of the Cayman Islands. All significant intercompany balances and transactions have been eliminated in consolidation. As of the date of this report, the subsidiary has had no ongoing activities with the exception of establishment of a bank account and the incurrance of organization costs.

(C)           Use of Estimates

             The accompanying financial statements have been prepared in accordance with generally accepted accounting principles. The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

(D)           Cash and Cash Equivalents

             For purposes of the statement of cash flow, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

                           ASPAC COMMUNICATIONS, INC. AND SUBSIDIARY
                                 (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   AS OF DECEMBER 31, 1997


NOTE  1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT'D)


(E)           Property and Equipment

             Property and equipment is stated at cost and depreciated using the straight-line method over the estimated economic useful lives of 3 to 7 years. Expenditures for maintenance and repairs are charged to expense as incurred. Major improvements are capitalized.

(F)           Earnings Per Share

             The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings per Share" (SFAS
             128) in February 1997. This pronouncement establishes standards for computing and presenting earnings per share and is effective for financial statements issued for periods ending after December 15, 1997. SFAS 128 has been adopted by the Company as of December 31, 1997.

G)           Income Taxes

            The Company accounts for income taxes under Statement of Financial
             Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS
            109).  SFAS 109 is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. In estimating future tax consequences, SFAS 109 generally considers all expected future events other than enactments of changes in the tax law or rates.
            The Company's available deferred tax asset arising from the current period's operating loss has not been reflected in the financial statements because a deferred tax valuation allowance has been recorded for the entire amount.

                     ASPAC COMMUNICATIONS, INC. AND SUBSIDIARY
                             (A DEVELOPMENT STAGE COMPANY)
                           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              AS OF DECEMBER 31, 1997

NOTE  1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT'D)

(H)   New Accounting Pronouncements

            The Financial Accounting Standards Board has recently issued several new accounting pronouncements. Statement No. 129, "Disclosure of Information about Capital Structure" establishes standards for disclosing information about an entity's capital structure, is effective for financial statements for periods ending after December 15, 1997 and has been adopted by the Company as of December 31, 1997. Statement No. 130, "Reporting Comprehensive Income" establishes standards for reporting and display of comprehensive income and its components, and is effective for fiscal years beginning after December 15, 1997. Statement No. 131, "Disclosures about Segments of an Enterprise and Related Information" establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas, and major customers, and is effective for financial statements for periods beginning after December 15, 1997. The Company believes that its future adoption of Statements 130 and 131 will not have a material effect on the Company's financial position or results of operations.

NOTE  2 - NOTES PAYABLE

            On October 2, 1997 and October 27, 1997, a current shareholder of the Company executed two promissory notes for $60,000 and $100,000, respectively. The $60,000 Note included $30,000 that had been advanced prior to September 30, 1997 in connection with a payment under the stock purchase subscription agreement (Note 3), with the balance of the note proceeds deposited directly into the Company's bank accounts. The $100,000 note proceeds were deposited in their entirety in the Company's bank accounts. Both notes are for a one-year period, can be prepaid or extended, and bear interest at 5% per annum. If the notes are extended past the maturity dates, the interest rate will increase to 7% per annum.

                                ASPAC COMMUNICATIONS, INC. AND SUBSIDIARY
                                      (A DEVELOPMENT STAGE COMPANY)
                               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                      AS OF DECEMBER 31, 1997






NOTE  3 - INVESTMENT IN TPG CAPITAL CORPORATION

            On September 26, 1997, the Company entered into an agreement with First Agate Capital Corporation, a non-related company, to provide services generally related to the filing of a Registration Statement with the Securities and Exchange Commission. As consideration for the services to be provided, the Company entered into a Subscription Agreement to purchase 30,000 shares of common stock of TPG Capital Corporation, a nonrelated Delaware Corporation in the amount of $150,000. As of December 31, 1997, the Company has paid $90,000 toward this Agreement. As of the balance sheet date, the remainder of the Company's liability under this Agreement has been recorded as a current liability and a value has been placed on these shares based upon the TPG Capital Corporation's current balance sheet. The difference between the valuation allocated to the shares subscribed to ($30,000) and the total Subscription price ($150,000) has been capitalized as a part of deferred offering costs in the amount of $120,000.

NOTE  4 - FORM S-1 REGISTRATION STATEMENT

            Form S-1 Registration Statement

            On October 23, 1997, as amended on December 10, 1997, the Company filed a Form S-1 Registration Statement under the Securities Act of 1933 for the sale of 450,000 shares of common stock at a proposed offering price of $20.00 per share. As of the date of this report, the Registration Statement has not been declared effective, and all costs incurred to date in connection with the filing have been shown on the accompanying balance as deferred offering costs. As of the date of this report, it is the intent of the Company to file an amended Form S-1 Registration Statement changing the number of shares being offered from 450,000 to 900,000 and the per share offering price from $20 to $10.

                      ASPAC COMMUNICATIONS, INC. AND SUBSIDIARY
                             (A DEVELOPMENT STAGE COMPANY)
                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              AS OF DECEMBER 31, 1997



NOTE  5 - SUBSEQUENT EVENTS

(A)           Reverse Stock Split

            On February 23, 1998 the Board of Directors approved and the shareholders consented to a one-for-twenty five reverse stock split of the Company's issued and outstanding common stock. As a result of the reverse stock split, the Company's quantity of outstanding common stock was reduced to 3,604,000 from 90,100,000, and an amount of $8,650 was transferred from the common stock account to the additional paid-in capital account at December 31, 1997. All share quantities and per share amounts in this report have been restated to reflect this reverse stock split.

(B)           Joint Venture

            On February 10, 1998 the Company signed a letter of intent to enter into one or more cooperative joint venture agreements with a corporation currently operating in China. The Director of the Company is an employee of the joint venture partner. The joint ventures will allow the Company to participate in the construction and development of and provision of services for a 200,000 subscriber wire-line telephone network, which constitutes the first phase of a 2,000,000 subscriber wire-line telephone project, and other projects in China. Under mutual intentions expressed in the letter of intent, the Company or its wholly owned subsidiary and the other party to the joint venture will form one or more Sino-foreign cooperative joint ventures and contribute pro-rata capital contributions in the form of cash and/or tangible assets, as agreed by both parties.

                                                  ASPAC COMMUNICATIONS, INC.
                                                (A DEVELOPMENT STAGE COMPANY)
                                                       FINANCIAL STATEMENTS
                                                    AS OF SEPTEMBER 30, 1997




                           ASPAC COMMUNICATIONS, INC.

                                   CONTENTS



  PAGE      1  -  INDEPENDENT AUDITORS' REPORT

  PAGE      2  -  BALANCE SHEET AT SEPTEMBER 30, 1997

  PAGE      3  -  STATEMENT OF CHANGES IN STOCKHOLDER'S

                  DEFICIENCY FOR THE PERIOD FROM SEPTEMBER
                  26, 1997 (INCEPTION) TO SEPTEMBER 30, 1997

  PAGE      4  -  STATEMENT OF OPERATIONS FOR THE PERIOD FROM
                  SEPTEMBER 26, 1997 (INCEPTION) TO SEPTEMBER 30, 1997

  PAGE      5  -  STATEMENT OF CASH FLOWS FOR THE PERIOD FROM
                  SEPTEMBER 26, 1997 TO SEPTEMBER 30, 1997

  PAGE 6 - 10  -  NOTES TO FINANCIAL STATEMENTS AS OF SEPTEMBER
                  30, 1997

                      INDEPENDENT AUDITORS' REPORT





To the Board of Directors of:
 Aspac Communications, Inc.

We have audited the accompanying balance sheet of Aspac Communications, Inc. (a development stage company) as of September 30, 1997, and the related statements of operations, changes in stockholder's deficiency, and cash flows for the period from September 26, 1997 (inception) to September 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Aspac Communications, Inc. as of September 30, 1997, and the results of its operations and its cash flows for the period from September 26, 1997 (inception), to September 30, 1997, in conformity with generally accepted accounting principles.




                                WEINBERG & COMPANY, P.A.

Boca Raton, Florida
February 23, 1998

                       ASPAC COMMUNICATIONS, INC.
                     (A DEVELOPMENT STAGE COMPANY)
                             BALANCE SHEET
                          SEPTEMBER 30, 1997

                                ASSETS

CURRENT ASSETS
 Cash                                                      $    200
 Capital stock subscribed                                    30,000

     TOTAL CURRENT ASSETS                                    30,200

PROPERTY AND EQUIPMENT
Furniture and Equipment                                      5,245
Less: accumulated depreciation                                 118

    TOTAL PROPERTY AND EQUIPMENT                              5,127

Deferred offering costs                                     120,000

Other assets                                                  2,400

TOTAL ASSETS                                               $157,727


                 LIABILITIES AND STOCKHOLDER'S DEFICIENCY

CURRENT LIABILITIES
 Loan and advances from officers and
  future shareholders                                      $ 42,155
 Capital stock subscription payable                         120,000
 Accrued expenses                                             7,069

    TOTAL CURRENT LIABILITIES                               169,224


STOCKHOLDER'S DEFICIENCY
 Preferred stock, $0.0001 par value
  20,000,000 authorized                                        -
 Common stock, $0.0001 par value
  100,000,000 shares authorized,
8,000 shares issued and outstanding                               1
Additional paid-in capital                                      199
Accumulated deficit during development
 stage                                                      (11,697)

   TOTAL STOCKHOLDER'S DEFICIENCY                           (11,497)

TOTAL LIABILITIES AND STOCKHOLDER'S DEFICIENCY             $157,727






            See accompanying notes to financial statements.

                       ASPAC COMMUNICATIONS, INC.
                     (A DEVELOPMENT STAGE COMPANY)
             STATEMENT OF CHANGES IN STOCKHOLDER'S DEFICIENCY
                 FOR THE PERIOD FROM SEPTEMBER 26, 1997
                   (INCEPTION) TO SEPTEMBER 30, 1997


                                            ACCUMULATED
                                              DEFICIT
                               ADDITIONAL     DURING
                       COMMON   PAID-IN     DEVELOPMENT
                        STOCK   CAPITAL        STAGE           TOTAL


Common stock
 issuance               $  1     $199                        $    200

Net Loss                  -        -         $(11,697)       $(11,697)

BALANCE AT
 SEPTEMBER 30, 1997     $  1     $199        $(11,697)       $(11,497)


                        See accompanying notes to financial statements

                                            ASPAC COMMUNICATIONS, INC
                                          (A DEVELOPMENT STAGE COMPANY)
                                             STATEMENT OF OPERATIONS
                                     FOR THE PERIOD FROM SEPTEMBER 26, 1997
                                       (INCEPTION)TO SEPTEMBER 30, 1997




NET SALES                                                    $    -

OPERATING EXPENSES
 Salaries                                                       5,060
 Office supplies & expenses                                     2,064
 Rent                                                           1,750
 Telephone expenses                                             1,200
 Payroll taxes                                                    605
 Other taxes                                                      900
 Depreciation                                                     118


   Total operating expenses                                    11,697

NET LOSS DURING DEVELOPMENT STAGE                            $(11,697)

NET LOSS PER COMMON SHARE                                    $  (1.46)

WEIGHTED AVERAGE COMMON
  SHARE OUTSTANDING                                             8,000










                         See accompanying notes to financial statements.

                                           ASPAC COMMUNICATIONS, INC.
                                          (A DEVELOPMENT STAGE COMPANY)
                                             STATEMENT OF CASH FLOWS
                                     FOR THE PERIOD FROM SEPTEMBER 26, 1997
                                       (INCEPTION) TO SEPTEMBER 30, 1997



CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                                                   $(11,697)
Adjustments to reconcile net loss to net
  cash used in operating activities:
  Depreciation                                                   118
 Changes in current liabilities
  Increase (decrease):
  Accrued expenses                                             7,069

     Net Cash Used in Operating
      Activities                                              (4,510)

CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchase of property and equipment                           (5,245)
 Payment under stock purchase
  subscription agreement                                     (30,000)
 Increase in other assets                                     (2,400)

     Net Cash Used In Investing
      Activities                                             (37,645)

CASH FLOWS FROM FINANCING ACTIVITIES:
 Borrowings from future shareholders                          42,155
 Proceeds from sale of common stock                              200

     Net Cash Provided By Financing
      Activities                                              42,355

Net increase in cash and cash
 equivalents                                                     200

Cash and cash equivalents
 beginning of period                                             -

CASH AND CASH EQUIVALENTS
 END OF PERIOD                                              $    200




SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION-NON CASH TRANSACTION
 The Company incurred debt in the total amount of $150,000 under a stock subscription agreement. At September 30, 1997 the unpaid portion of this debt amounted to $120,000.



                                 See accompanying notes to financial statements.
                                                        5

                                           ASPAC COMMUNICATIONS, INC.
                                          (A DEVELOPMENT STAGE COMPANY)
                                          NOTES TO FINANCIAL STATEMENTS
                                            AS OF SEPTEMBER 30, 1997


NOTE  1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    (A)           Business Activity

             Aspac Communications, Inc. (formerly known as TPG Management Corporation) was incorporated in the State of Delaware on June 1, 1994. On September 26, 1997 the Corporation's name was changed to Aspac Communications, Inc.(the Company). Prior to September 26, 1997, no stock had ever been issued in the Company.

             The Company is operating as a Development Stage Company and intends to develop and/or construct telecommunication and internet networks in the Far East including the People's Republic of China. The Company is also considering operating in other parts of the world, including the United States.

    (B)           Use of Estimates

            The accompanying financial statements have been prepared in accordance with generally accepted accounting principles. The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

    (C)           Cash and Cash Equivalents

            For purposes of the statement of cash flow, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

    (D)           Property and Equipment

            Property and equipment is stated at cost and depreciated using the straight-line method over the estimated economic useful lives of 3 to 7 years. Expenditures for maintenance and repairs are charged to expense as incurred. Major improvements are capitalized.

    (E)   Earnings Per Share

            The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings per Share" in February 1997.

                                          ASPAC COMMUNICATIONS, INC.
                                      (A DEVELOPMENT STAGE COMPANY)
                                      NOTES TO FINANCIAL STATEMENTS
                                        AS OF SEPTEMBER 30, 1997


NOTE  1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT'D)

            This pronouncement establishes standards for computing and presenting earnings per share and is effective for the Company's Fiscal 1997 year-end financial statements. The Company's management has determined that this standard will not have a significant impact on the Company's computation or presentation of net income per common share.

    (F)           Income Taxes

            The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS
            109). SFAS 109 is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. In estimating future tax consequences, SFAS 109 generally considers all expected future events other than enactments of changes in the tax law or rates.

   (G)            New Accounting Pronouncements

            The Financial Accounting Standards Board has recently issued several new accounting pronouncements. Statement No. 129, "Disclosure of Information about Capital Structure" establishes standards for disclosing information about an entity's capital structure, and is effective for financial statements for periods ending after December 15, 1997. Statement No. 130, "Reporting Comprehensive Income" establishes standards for reporting and display of comprehensive income and its components, and is effective for fiscal years beginning after December 15, 1997. Statement No. 131, "Disclosures about Segments of an Enterprise and Related Information" establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas, and major customers, and is effective for financial statements for periods beginning after December 15, 1997. The Company believes that its future adoption of these statements will not have a material effect on the Company's financial position or results of operations.

                                          ASPAC COMMUNICATIONS, INC.
                                        (A DEVELOPMENT STAGE COMPANY)
                                        NOTES TO FINANCIAL STATEMENTS
                                           AS OF SEPTEMBER 30, 1997



NOTE  2 - LOAN PAYABLE - OFFICERS AND FUTURE STOCKHOLDERS

            Prior to September 30, 1997, certain officers of the Company and a future stockholder (see Subsequent Events) had advanced funds on behalf of the Company for the purchase of furniture and equipment, lease deposit, stock purchase subscription payment, and sundry other expenses. These amounts were either reimbursed in cash after September 30, 1997, or converted into a note payable in October 1997.


NOTE  3 - CAPITAL STOCK

            The Company has authorized 20,000,000 of non-designated preferred stock of which none have been issued as of the date hereof. In addition, the Company has authorized 100,000,000 shares of common stock, $.0001 par value. As of September 30, 1997, 200,000 shares (8,000 shares after giving effect to the reverse stock split discussed in Note 5(E) of common stock were issued and outstanding upon the payment of $200 in cash to the Company on September 26, 1997 (see Subsequent Events for additional stock issuances).


NOTE  4 - INVESTMENT IN TPG CAPITAL CORPORATION

            On September 26, 1997 the Company entered into an agreement with First Agate Capital Corporation, a non-related company, to provide services generally related to the filing of a Registration Statement with the Securities and Exchange Commission. As consideration for the services to be provided, the Company entered into a Subscription Agreement to purchase 30,000 shares of common stock of TPG Capital Corporation, a nonrelated Delaware Corporation in the amount of $150,000. As of September 30, 1997, the Company has paid $30,000 toward this Agreement. As of the balance sheet date, the remainder of the Company's liability under this agreement has been recorded as a current liability and a value has been placed on these shares based upon the TPG Capital Corporation's current balance sheet. The difference between the valuation allocated to the shares subscribed to($30,000) and the total subscription price($150,000) has been capitalized as a part of deferred offering costs, in the amount of $120,000.

                           ASPAC COMMUNICATIONS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           AS OF SEPTEMBER 30, 1997

NOTE  5 - SUBSEQUENT EVENTS

    (A)           Affiliated Company

            On October 10, 1997, the Company formed a wholly-owned subsidiary under the laws of the Cayman Islands. As of the date of this report the subsidiary has had no on-going activities with the exception of the establishment of a bank account. Future financial statements will be consolidated and include the subsidiary's financial statements.

    (B)           Notes Payable

            On October 2, 1997 and October 27, 1997, a current shareholder of the Company executed two promissory notes for $60,000 and $100,000, respectively. The $60,000 Note included $30,000 that had been advanced prior to September 30, 1997 in connection with a payment under the stock purchase subscription agreement (Note 4), with the balance of the note proceeds deposited directly into the Company's bank accounts. The $100,000 note proceeds were deposited in their entirety in the Company's bank accounts. Both notes are for a one-year period, can be prepaid or extended, and bear interest at 5% per annum. If extended past the maturity date, the interest rate would increase to 7% per annum.

    (C)           Common Stock Issuances

            In October 1997, the Company issued an additional 89,900,000 shares (3,596,000 shares after giving effect to the reverse stock split discussed in Paragraph E) of its common stock in exchange for cash consideration paid by the stockholders in the amount of $89,900.

    (D)           Form S-1 Registration Statement

            On October 23, 1997, as amended on December 10, 1997, the Company filed a Form S-1 Registration Statement under the Securities Act of 1933 for the sale of 450,000 shares of common stock at a proposed offering price of $20.00 per share. As of the date of this report, the Registration Statement has not been declared effective, and the costs incurred to date in connection with the filing have been shown on the accompanying balance as deferred offering costs. As of the date of this report, it is the intent of the Company to file an amended Form S-1 Registration Statement changing the number of shares being offered from 450,000 to 900,000 and the per share offering price from $20 to $10.

                      ASPAC COMMUNICATIONS, INC.
                      (A DEVELOPMENT STAGE COMPANY)
                     NOTES TO FINANCIAL STATEMENTS
                       AS OF SEPTEMBER 30, 1997



NOTE  5 - SUBSEQUENT EVENTS (CONT'D)

     (E)  Reverse Stock Split

           On February 23, 1998 the Board of Directors approved and the shareholders consented to a one-for-twenty five reverse stock split of the Company's issued and outstanding common stock. As a result of the reverse stock split, the Company's outstanding common shares were reduced to 8,000 from 200,000, and an amount of $19 was transferred from the common stock account to the additional paid-in capital account on September 30,1997. All share quantities and per share amounts in this report have been restated to reflect this reverse stock split.


    (F)   Joint Venture

           On February 10, 1998 the Company signed a letter of intent to enter into one or more cooperative joint venture agreements with a corporation currently operating in China. The Director of the Company is an employee of the joint venture partner. The joint ventures will allow the Company to participate in the construction and development of and provision of services for a 200,000 subscriber wire-line telephone network, which constitutes the first phase of a 2,000,000 subscriber wire-line telephone project, and other projects in China. Under mutual intentions expressed in the letter of intent, the Company or its wholly owned subsidiary and the other party to the joint venture will form one or more Sino-foreign cooperative joint ventures and contribute pro-rata capital contributions in the form of cash and/or tangible assets, as agreed by both parties.

  No dealer, salesman or any other person
has been authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations may not be relied on as having been authorized by the Company or by any of the Underwriters. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in the affairs of the Company since the date hereof. This
Prospectus does not constitute an offer to sell, or solicitation of any offer to buy, by any person in any jurisdiction in which it is unlawful for any such person to make such offer or solicitation. Neither the delivery of this Prospectus nor any offer, solicitation or sale made hereunder, shall under any circumstances create any implication that the information herein is correct as of any time subsequent to the date of the Prospectus.

             ------------------------

                 TABLE OF CONTENTS
                                                 Page

Prospectus Summary
The Company
Use of Proceeds
Dilution
Risk Factors
Business
The Offering
Management's Discussion and Analysis of
 Financial Condition and Results of
 Operations
Management
Security Ownership of Certain
  Beneficial Owners and Management
Sales by Selling Securityholders
Selling Securityholders
Description of Securities
Plan of Distribution
Legal Matters
Experts
Available Information
Index to Financial Statements

      Until 90 days after the release of the
registered securities from the Escrow
Account, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligations of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.









                                    ASPAC COMMUNICATIONS, INC.



                                     900,000 Shares of Common Stock;
                                     901,000 Shares of Common Stock
                                   to be Sold by the Holders Thereof





















                                 ----------
                                 PROSPECTUS
                                 ----------




                               March ____, 1998



                          =======================

                               PART II

              INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the expenses in connection with this Registration Statement. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

   Filing Fee - Securities and Exchange Commission         $ 2,700
   Fees and Expenses of Accountants                          5,000
   Fees and Expenses of Counsel                            120,000
   Blue Sky Fees and Expenses                                5,500
   Printing and Engraving Expenses                           1,000
   Miscellaneous Expenses                                    1,000


         Total                                           $ 135,200(1)


(1) The Company has obtained a loan from one of the shareholders of the Company for payment of these expenses which loan will be repaid from proceeds of the Offering.


ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company is incorporated in Delaware. Under Section 145 of the General Corporation Law of the State of Delaware, a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any action, suit or proceeding. The Certificate of Incorporation and the By-laws of the Company provide for indemnification of directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware.

         The General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper
personal benefit.   The Company's Certificate of Incorporation
contains such a provision.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

         As listed below, the Company issued shares of its Common Stock par value $.0001 per share to the following entities for the consideration as listed. These sales were not made within the United States or to United States citizens or residents. However, such sales were made in compliance with Regulation D of the Securities Act of 1933.

                                            Pre-Reverse Post-Reverse
                                             Stock Split  Stock Split
                                             Number       Number of
Date             Shareholder                 of Shares    Shares     Consider-
                                                                     ation

9/26/97     Finhorn Enterprises Limited      200,000       8,000      $ 200
10/16/97    Gain Best International
                Limited                    4,500,000     180,000      4,500
10/16/97    Serenadia Investment Limited     300,000      12,000        300
10/27/97    Serenadia Investment Limited  19,500,000     780,000     19,500
10/27/97    Global Bridge Profits Limited  4,000,000     160,000      4,000
10/27/97    Superior Gain Enterprises
                Limited                    3,500,000     140,000      3,500
10/27/97    Crowned Eagle Worldwide, Ltd.  3,000,000     120,000      3,000
10/27/97    Finhorn Enterprises Limited   55,100,000   2,204,000     55,100

         On February 23, 1998, the Company approved a one-for-twenty-five reverse stock split of its outstanding shares of Common Stock.

         On February 27, 1998, Crowned Eagle Worldwide, Ltd. and
Superior Gain Enterprises Limited sold their shares of Common
Stock (140,000 and 120,000 post-split, respectively) to Finhorn Enterprises Limited at a sales price $.025 per share
(post-reverse stock split), which is the per share price originally paid for such shares.


ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)      Exhibits

3.1**    Restated Certificate of Incorporation of the Company

3.2**    By-Laws of the Company

4.1**    Form of Common Stock Certificate

5.1*     Opinion of Cassidy & Associates

10.1**   Lease Agreement

10.2**   Employment agreement with Marc F. Mayeres

10.3     Promissory Notes with Finhorn Enterprise Limited

10.4     Letter of Intent with Hebei Unicom

24.1     Consent of Accountant

24.2*    Consent of Cassidy & Associates (included in Exhibit 5)

27*      Financial Data Schedule
---------------

*        To be filed by Amendment.
**       Previously filed.

(b) The following financial statement schedules are included in this Registration Statement.

                None.


ITEM 17.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (c)   The undersigned registrant hereby undertakes that:

         (i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, Aspac Communications, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Amendment #2 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, California on the 10th day of March, 1998.


                             ASPAC COMMUNICATIONS, INC.


                             By:  /s/ Marc F. Mayeres
                                      President



         Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment #2 to the Registration
Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                               Title             Date

/s/ Liancheng Ji                        Director          March 10, 1998